Exhibit 10.3

Loan No. 526618:11

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

Dated as of August 3, 2011

FSP 303 EAST WACKER DRIVE LLC
(Mortgagor)

TO

JOHN HANCOCK LIFE INSURANCE COMPANY(U.S.A.)
(Mortgagee)

LOCATION OF PROPERTY:
303 East Wacker Drive

Chicago, Illinois

After Recording Return To:

Quarles & Brady LLP

300 North LaSalle Street

Suite 4000

Chicago, Illinois 60654
Attention: Peter A. Sarasek, Esq.

Loan No. 526618:11

TABLE OF CONTENTS

Page

1. Payment of Indebtedness and Incorporation of Covenants, Conditions and Agreements	4
2. Warranty of Title	5
3. Insurance; Casualty	5
4. Payment of Taxes, Etc.	10
5. Reserve Fund	11
6. Condemnation	13
7. Leases and Rents	14
8. Maintenance and Use of Mortgaged Property	17
9. Transfer or Encumbrance of the Mortgaged Property or Interests in the Mortgagor; Other Indebtedness	18
10. Estoppel Certificates	25
11. No Cooperative or Condominium	26
12. Changes in the Laws Regarding Taxation	26
13. No Credits on Account of the Indebtedness	26
14. Documentary Stamps	26
15. Right of Entry	27
16. Books and Records	27
17. Performance of Other Agreements	28
18. Representations and Covenants Concerning Loan	28
19. Single Asset Entity/Separateness	31
20. Events of Default; Remedies	33
21. Additional Remedies	35
22. Right to Cure Defaults	37
23. Late Payment Charge	38
24. Prepayment	38
25. Prepayment After Event of Default	38
26. Appointment of Receiver	38
27. Security Agreement	38
28. Authority	39
29. Actions and Proceedings	40
30. Further Acts, Etc.	40
31. Recording of Mortgage, Etc.	40
32. Usury Laws	41
33. Sole Discretion of Mortgagee	41
34. Recovery of Sums Required To Be Paid	41
35. Marshalling and Other Matters	41
36. Waiver of Notice	41
37. Remedies of Mortgagor	42
38. Reporting Requirements	42
39. Hazardous Materials	42
40. Asbestos	45
41. Bankruptcy or Insolvency	45
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42. Compliance with ERISA and State Statutes on Governmental Plans	46
43. Assignments	47
44. Cooperation	47
45. Indemnification for Recourse Obligations	47
46. Exculpation and Recourse	48
47. Notices	49
48. Non-Waiver	50
49. Joint and Several Liability	50
50. Severability	51
51. Duplicate Originals	51
52. Indemnity and Mortgagee’s Costs	51
53. Certain Definitions	51
54. No Oral Change	52
55. No Foreign Person	52
56. Separate Tax Lot	52
57. Right to Release Any Portion of the Mortgaged Property	52
58. Subrogation.	52
59. Administrative Fees	52
60. Disclosure	52
62. Address of Real Property	53
63. Method of Payment	53
64. Publicity	53
65. Relationship.	53
66. Homestead	53
67. No Third Party Beneficiaries.	53
68. Compliance with Regulation U.	53
69. Entire Agreement	54
70. Servicer	54
71. Book Entry.	54
72. Governing Law; Consent to Jurisdiction.	54
73. Additional Funding.	55
74. Illinois State Law Provisions	58

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INDEX OF DEFINED TERMS

Additional Funding	56
Additional Land	1
Approved Alterations	17
Architect	7
Assignee	15
Assignment of Leases and Rents	15
Assignor	15
Bankruptcy Code	3
Code	40
Collateral	39
Depository	10
Entity Transfers	23
Equipment	2
ERISA	46
Final Version	16
GAAP	33
Guarantor	52
Guaranty	52
Improvements	2
Indebtedness	1
Land	1
Late Charge	38
Leases	3
Loan	1
Loan Application	56
Loan Documents	52
Management Agreement	30
Manager	30
Mortgage	1
Mortgaged Property	1, 52
Mortgagee	1, 52
Mortgagor	1, 52
Note	1, 52
Other Charges	10
Permitted Encumbrances	5
Permitted Investments	13
Person	52
Policies	6
Preferred Stock Transfers	23
Proposed Draft	16
Rating Agencies	21
Real Property	2
Recourse Obligations	48
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Rents	3, 15
Repair and Remediation Reserve Fund	12
Replacement and Repair and Remediation Reserve Agreement	12
Replacement and Repair and Remediation Reserve Fund	12
Reserve Fund	13
Restoration	7
Secondary Market Transactions	48
Servicer	55
Small Lease	15
Tax and Insurance Fund	11
Taxes	10
Tenant Improvement and Leasing Commission Reserve	12
Tenant Improvement and Leasing Commission Reserve Fund	12
Termination Amount	15
TI Agreement	12
Transferee	20
Uniform Commercial Code	2

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THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Mortgage“), made as of the 3rd day of August, 2011, by FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company, having its principal place of business at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880 (“Mortgagor“), to and for the benefit of JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a Michigan corporation, having its principal place of business at 197 Clarendon Street, C-3, Boston, Massachusetts 02116, (“Mortgagee“).

W I T N E S S E T H:

To secure the payment of an indebtedness in the principal sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00), lawful money of the United States of America, to be paid with interest and all other sums and fees payable according to a certain mortgage note dated the date hereof made by Mortgagor to Mortgagee (the mortgage note, together with all extensions, renewals or modifications thereof, being hereinafter collectively called the “Note“; and the loan evidenced by the Note being hereinafter referred to as the “Loan“) and all indebtedness, obligations, liabilities and expenses due hereunder and under any other Loan Document (as hereinafter defined) (the indebtedness, interest, other sums, fees, obligations and all other sums due under the Note and/or hereunder and/or any other Loan Document being collectively called the “Indebtedness”), Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate unto Mortgagee and hereby grants unto Mortgagee a security interest in the following property and rights, whether now owned or held or hereafter acquired (collectively, the “Mortgaged Property“):

GRANTING CLAUSE ONE

All right, title and interest in and to the real property or properties described on Exhibit A hereto (collectively, the “Land“).

GRANTING CLAUSE TWO

All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien thereof (collectively, the “Additional Land“).

GRANTING CLAUSE THREE

Any and all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Land or any part thereof (collectively, the “Improvements“); the Land, the Additional Land and the Improvements hereinafter collectively referred to as the “Real Property“).

Loan No. 526618:11

GRANTING CLAUSE FOUR

All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, oil, gas and mineral rights, air rights and development rights, zoning rights, tax credits or benefits and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever in any way now or hereafter belonging, relating or pertaining to the Real Property or any part thereof and the reversion and reversions, remainder and remainders and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land or any part thereof to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both in law and in equity, of Mortgagor in, of and to the Real Property and every part and parcel thereof, with the appurtenances thereto.

GRANTING CLAUSE FIVE

All machinery, equipment, fixtures and other property of every kind and nature whatsoever owned by Mortgagor or in which Mortgagor has or shall have an interest (to the extent of such interest) now or hereafter located upon the Real Property or appurtenant thereto and usable in connection with the present or future operation and occupancy of the Real Property and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor or in which Mortgagor has or shall have an interest (to the extent of such interest) now or hereafter located upon the Real Property or appurtenant thereto or usable in connection with the present or future operation and occupancy of the Real Property, including but not limited to all heating, ventilating, air conditioning, plumbing, lighting, communications and elevator machinery, equipment and fixtures (hereinafter collectively called the “Equipment“) and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code of the State in which the Mortgaged Property is located (the “Uniform Commercial Code“)) superior, inferior or pari passu in lien to the lien of this Mortgage. In connection with Equipment which is leased to Mortgagor or which is subject to a lien or security interest which is superior to the lien of this Mortgage, this Mortgage shall also cover all right, title and interest of each Mortgagor in and to all deposits and the benefit of all payments now or hereafter made with respect to such Equipment.

GRANTING CLAUSE SIX

All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Real Property or any part thereof, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade or for any other injury to or decrease in the value of the Real Property.

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GRANTING CLAUSE SEVEN

All leases, licenses and subleases (including, without limitation, all guarantees thereof) and other agreements affecting the use, enjoyment and/or occupancy of the Real Property or any part thereof, now or hereafter entered into (including any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code (the “Bankruptcy Code“) or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Property), together with any extension or renewal of the same (the “Leases“) and all income, rents, issues, profits, revenues and proceeds including, but not limited to, all oil and gas or other mineral royalties and bonuses from the Real Property (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Property and all claims as a creditor in connection with any of the foregoing) (the “Rents“) and all proceeds from the sale, cancellation, surrender or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Indebtedness.

GRANTING CLAUSE EIGHT

All proceeds of and any unearned premiums on any insurance policies covering the Real Property or any part thereof including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Real Property or any part thereof.

GRANTING CLAUSE NINE

All tax refunds, including interest thereon, tax credits and tax abatements and the right to receive or benefit from the same, which may be payable or available with respect to the Real Property.

GRANTING CLAUSE TEN

The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Real Property or any part thereof and to commence any action or proceeding to protect the interest of Mortgagee in the Real Property or any part thereof.

GRANTING CLAUSE ELEVEN

All accounts receivable, utility or other deposits, intangibles, contract rights, interests, estates or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Real Property or any part thereof.

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GRANTING CLAUSE TWELVE

All rights which Mortgagor now has or may hereafter acquire to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ fees and disbursements) relating to the Real Property or any part thereof.

GRANTING CLAUSE THIRTEEN

All plans and specifications, maps, surveys, studies, reports, contracts, subcontracts, service contracts, management contracts, franchise agreements and other agreements, franchises, trade names, trademarks, symbols, service marks, approvals, consents, permits, special permits, licenses and rights, whether governmental or otherwise, respecting the use, occupation, development, construction and/or operation of the Real Property or any part thereof or the activities conducted thereon or therein, or otherwise pertaining to the Real Property or any part thereof.

GRANTING CLAUSE FOURTEEN

All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

WITH RESPECT to any portion of the Mortgaged Property which is not real estate under the laws of the State in which the Mortgaged Property is located, Mortgagor hereby grants, bargains, sells and conveys the same to Mortgagee for the purposes set forth hereunder and Mortgagee shall be vested with all rights, power and authority granted hereunder or by law to Mortgagee with respect thereto.

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee and the successors and assigns of Mortgagee forever.

PROVIDED, HOWEVER, these presents are upon the express condition, if Mortgagor shall well and truly pay to Mortgagee the Indebtedness at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.

AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

PART I - GENERAL PROVISIONS

1. Payment of Indebtedness and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Indebtedness at the time and in the manner provided in the Note, this Mortgage and the other Loan Documents. All the covenants, conditions and agreements contained in the Note and the other Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

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2. Warranty of Title. Mortgagor has good and marketable title to the Mortgaged Property; Mortgagor has the right to mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, lease, assign, hypothecate and grant a security interest in the Mortgaged Property; Mortgagor possesses an indefeasible fee estate in the Real Property; and Mortgagor owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except those exceptions shown in the title insurance policy insuring the lien of this Mortgage (this Mortgage and the liens, encumbrances and charges shown as exceptions in such title policy, hereinafter collectively referred to as the “Permitted Encumbrances“). Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

3. Insurance; Casualty.

(a) Mortgagor, at its sole cost and expense, shall keep the Mortgaged Property insured during the term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee against loss or damage by any peril covered by a standard “special perils” or “all-risk-of-physical-loss” insurance policy including, without limitation, riot and civil commotion, acts of terrorism, vandalism, malicious mischief, burglary, theft and mysterious disappearance in an amount (i) equal to at least one hundred percent (100%) of the then “full replacement cost” of the Improvements and Equipment, without deduction for physical depreciation and (ii) such that the insurer would not deem Mortgagor a coinsurer under such policies. The policies of insurance carried in accordance with this Paragraph 3 shall be paid annually in advance and shall contain the “Replacement Cost Endorsement” with a waiver of depreciation, and shall have a deductible no greater than $10,000 unless so agreed by Mortgagee.

(b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the term of this Mortgage the following policies of insurance:

(i) Flood insurance if any part of the Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the outstanding principal amount of the Note or the maximum limit of coverage available with respect to the Improvements and Equipment under said Act, whichever is less.

(ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages.

(iii) Rental loss insurance in an amount equal to at least one hundred percent (100%) of the aggregate annual amount of all rents and additional rents payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), such rental loss insurance to cover rental losses for a period of at least one (1) year after the date of the fire or casualty in question. The amount of such rental loss insurance shall be increased from time to time during the term of this Mortgage as and when new Leases and renewal Leases are entered into in accordance with the terms of this Mortgage, to reflect all increased rent and increased additional rent payable by all of the tenants under such renewal Leases and all rent and additional rent payable by all of the tenants under such new Leases.

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(iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements.

(v) Such other insurance (but specifically excluding earthquake insurance) as may from time to time be reasonably required by Mortgagee in order to protect its interests or, in the event of a Secondary Market Transaction, as required by the Rating Agencies (as such terms are hereinafter defined).

(c) All policies of insurance (the “Policies“) required pursuant to this Paragraph 3 (i) shall be issued by an insurer satisfactory to Mortgagee (and, in the event of a Secondary Market Transaction, to the Rating Agencies), (ii) shall contain the standard New York Mortgagee non-contribution clause, or other mortgagee clause from the applicable insurer reasonably satisfactory to Mortgagee, naming Mortgagee as the person to which all payments made by such insurance company shall be paid, (iii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee, (iv) shall be delivered to Mortgagee, (v) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under such Policies and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification or cancellation and (vi) shall be satisfactory in form and substance to Mortgagee (and, in the event of a Secondary Market Transaction, to the Rating Agencies) and shall be approved by Mortgagee (and, in the event of a Secondary Market Transaction, by the Rating Agencies) as to amounts, form, risk coverage, deductibles, loss payees and insureds. All amounts recoverable thereunder are hereby assigned to the Mortgagee. Not later than thirty (30) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee satisfactory evidence of the renewal of each of the Policies.

(d) If the Improvements shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice thereof to Mortgagee and prior to the making of any repairs thereto. Following the occurrence of fire or other casualty, Mortgagor, regardless of whether insurance proceeds are payable under the Policies or, if paid, are made available to Mortgagor by Mortgagee, shall promptly proceed with the repair, alteration, restoration, replacement or rebuilding of the Improvements as near as possible to their value, utility, condition and character prior to such damage or destruction. Such repairs, alterations, restoration, replacement and rebuilding are herein collectively referred to as the “Restoration“. The Restoration shall be performed in accordance with the following provisions:

(i) Mortgagor shall procure, pay for and furnish to Mortgagee true copies of all required governmental permits, certificates and approvals with respect to the Restoration.

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(ii) Mortgagor shall furnish Mortgagee, within thirty (30) days of the casualty, evidence reasonably satisfactory to Mortgagee of the cost to complete the Restoration.

(iii) If the Restoration involves structural work or the estimated cost to complete the Restoration exceeds ten percent (10%) of the original principal amount of the Loan, the Restoration shall be conducted under the supervision of an architect (the “Architect“) selected by Mortgagor and approved by Mortgagee (which approval shall not be unreasonably withheld), and no such Restoration shall be made except in accordance with detailed plans and specifications, detailed cost estimates and detailed work schedules approved by Mortgagee (which approval shall not be unreasonably withheld).

(iv) If the estimated cost of the Restoration shall exceed fifteen percent (15%) of the original principal amount of the Loan in the aggregate, at the request of Mortgagee, Mortgagor, before commencing any work, shall cause to be furnished to Mortgagee a surety bond or bonds, in form and substance reasonably satisfactory to Mortgagee, naming Mortgagor and Mortgagee as co-obligees, in an amount that is not less than the estimated cost of the Restoration, issued by a surety company or companies reasonably satisfactory to Mortgagee.

(v) The Restoration shall be prosecuted to completion with all due diligence and in an expeditious and first class workmanlike manner and in compliance with all laws and other governmental requirements, all permits, certificates and approvals, all requirements of fire underwriters and all insurance policies then in force with respect to the Real Property.

(vi) At all times when any work is in progress, Mortgagor shall maintain all insurance then required by law or customary with respect to such work, and, prior to the commencement of any work, shall furnish to Mortgagee duplicate originals or certificates of the policies therefor.

(vii) Upon completion of the Restoration, Mortgagor shall obtain (A) any occupancy permit which may be required for the Improvements and (B) all other governmental permits, certificates and approvals and all permits, certificates and approvals of fire underwriters which are required for or with respect to the Restoration, and shall furnish true copies thereof to Mortgagee.

(viii) An Event of Default (as hereinafter defined) shall be deemed to have occurred under this Mortgage if Mortgagor, after having commenced demolition or construction of any Improvements, shall abandon such demolition or the construction work or shall fail to complete such demolition and construction within a reasonable time after the commencement thereof.

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(e) Mortgagor and Mortgagee shall jointly adjust and settle all insurance claims exceeding $100,000.00 per claim, provided, however, if an Event of Default shall have occurred and be continuing, Mortgagee shall have the right to adjust and settle such claims without the prior consent of Mortgagor. In the event of any insured loss, the payment for such loss shall be made directly to Mortgagee. Any insurance proceeds payable under any of the Policies may, at the option of Mortgagee, be used in one or more of the following ways: (w) applied to the Indebtedness, whether such Indebtedness then be matured or unmatured (such application to be without prepayment fee or premium, except that if an Event of Default, or an event which with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred and remains uncured, then such application shall be subject to the applicable premium computed in accordance with the Note), (x) used to fulfill any of the covenants contained herein as the Mortgagee may determine, (y) used to replace or restore the property to a condition satisfactory to the Mortgagee, or (z) released to the Mortgagor. Notwithstanding the foregoing, provided (i) not more than ten percent (10%) of the gross area of the Improvements is directly affected by such damage, destruction or loss and the amount of the loss does not exceed ten percent (10%) of the original principal amount of the Loan, (ii) no Event of Default or event that with the passage of time or giving of notice or both would constitute a default has occurred hereunder, under the Note or under any of the other Loan Documents and remains uncured at the time of such application, (iii) the insurer does not deny liability to any named insured, (iv) each major and/or anchor tenant (in excess of 10% of the leaseable area of the Mortgaged Property) whose Lease permits termination thereof as a result of such insured loss, agrees in writing to continue its Lease, (v) rental loss insurance is available and in force and effect to offset in full any abatement of rent to which any tenant may be entitled as a result of such damage, destruction or loss, (vi) the remaining Improvements continue at all times to comply with all applicable building, zoning and other land use laws and regulations, (vii) in Mortgagee’s judgment, the Restoration is practicable and can be completed within one (1) year after the damage, destruction or loss and at least one (1) year prior to the Maturity Date (as such term is defined in the Note) and (viii) rebuilding of the Improvements to substantially identical size, condition and use as existed prior to the casualty is permitted by all applicable laws and ordinances, then all of such proceeds shall be used for Restoration. Any application of insurance proceeds to the Indebtedness shall be to the unpaid installments of principal due under the Note in the inverse order of their maturity, such that the regular payments under the Note shall not be reduced or altered in any manner. In the event the above criteria are satisfied (including that no Event of Default or event that, with the passage of time or giving of notice or both, would constitute a default has occurred hereunder, under the Note or other Loan Documents) or Mortgagee otherwise elects to allow the use of such proceeds for the Restoration, such proceeds shall be disbursed in accordance with the following provisions:

(i) Each request for an advance of insurance proceeds shall be made on seven (7) days’ prior notice to Mortgagee and shall be accompanied by a certificate of the Architect, if one be required under Paragraph 3(d)(iii) above, otherwise by an executive officer or managing general partner or managing member of Mortgagor, stating (A) that all work completed to date has been performed in compliance with the approved plans and specifications and in accordance with all provisions of law, (B) the sum requested is properly required to reimburse Mortgagor for payments by Mortgagor to, or is properly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Restoration (giving a brief description of such services and materials), and that when added to all sums, if any, previously disbursed by Mortgagee, does not exceed the value of the work done to the date of such certificate and (C) that the amount of such proceeds remaining in the hands of Mortgagee will be sufficient on completion of the work to pay the same in full (giving, in such reasonable detail as Mortgagee may require, an estimate of the cost of such completion).

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(ii) Each request for an advance of insurance proceeds shall, to the extent permitted under applicable law, be accompanied by waivers of liens satisfactory to Mortgagee covering that part of the Restoration previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to Mortgagee including without limitation a title endorsement satisfactory to Mortgagee if available in the state where the Real Property is located, that there has not been filed with respect to the Real Property any mechanic’s lien or other lien or instrument and that there exist no encumbrances on or affecting the Real Property other than the Permitted Encumbrances or otherwise approved by Mortgagee. In addition to the foregoing, the request for the final advance shall be accompanied by (A) any final occupancy permit which may be required for the Improvements, (B) all other governmental permits, certificates and approvals and all other permits necessary for the occupancy and operation of the Real Property, (C) Tenant estoppels from tenants whose space was affected and (D) final lien waivers from all contractors, subcontractors and materialmen.

(iii) No advance of insurance proceeds shall be made if there exists an Event of Default on the part of Mortgagor under this Mortgage, the Note or any other Loan Document.

(iv) If the cost of the Restoration (as reasonably estimated by Mortgagee) at any time shall exceed the amount of the insurance proceeds available therefor, insurance proceeds shall not be advanced until Mortgagor, before commencing the Restoration or continuing the Restoration, as the case may be, shall deposit the full amount of the deficiency (or other assurances reasonably satisfactory to Mortgagee) with Mortgagee and the amount so deposited shall first be applied toward the cost of the Restoration before any portion of the insurance proceeds is disbursed for such purpose.

Upon completion of the Restoration and payment in full therefor, or upon failure on the part of Mortgagor promptly to commence or diligently to continue the Restoration, or at any time upon request by Mortgagor, Mortgagee may apply the amount of any such proceeds then or thereafter in the hands of Mortgagee to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any default that has not been cured within the applicable cure period under this Mortgage, the Note or any other Loan Document.

(f) Insurance proceeds and any additional funds deposited by Mortgagor with Mortgagee shall constitute additional security for the Indebtedness. Mortgagor shall execute, deliver, file and/or record, at its expense, such documents and instruments as Mortgagee deems necessary or advisable to grant to Mortgagee a perfected, first priority security interest in the insurance proceeds and such additional funds. If Mortgagee elects to have the insurance proceeds applied to Restoration, (i) the insurance proceeds shall be, at Mortgagee’s election, disbursed in installments by Mortgagee or by a disbursing agent (“Depository“) selected by Mortgagee and whose fees and expenses shall be paid by Mortgagor in the manner provided in Paragraph 3(e) above and (ii) all costs and expenses incurred by Mortgagee in connection with the Restoration, including, without limitation, reasonable counsel fees and costs, shall be paid by Mortgagor.

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4. Payment of Taxes, Etc.

(a) Mortgagor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the “Taxes“) and all ground rents, maintenance charges, other governmental impositions, and other charges, including, without limitation, vault charges and license fees (collectively, “Other Charges“) for the use of vaults, chutes and similar areas adjoining the Real Property, as same become due and payable. Mortgagor will deliver to Mortgagee, promptly upon Mortgagee’s request, evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid and are not then delinquent. Mortgagor shall not suffer or permit any lien or charge (including, without limitation, any mechanic’s lien) against all or any part of the Mortgaged Property and Mortgagor shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property. Mortgagor shall promptly pay for all utility services provided to the Mortgaged Property. In addition, Mortgagee may, at its option, retain the services of a firm to monitor the payment of Taxes, the cost of which shall be borne by Mortgagor.

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 4, Mortgagor shall have the right to contest in good faith the amount or validity of any such Taxes, liens or Other Charges (including, without limitation, tax liens and mechanics’ liens) referred to in subparagraph (a) above by appropriate legal proceedings and in accordance with all applicable law, after notice to, but without cost or expense to, Mortgagee, provided that (i) no Event of Default or event that, with the passage of time or giving of notice or both, would constitute a default hereunder, under the Note or other Loan Documents has occurred and is continuing, (ii) Mortgagor pays such Taxes, liens or Other Charges as same become due and payable, unless Mortgagor delivers evidence satisfactory to Mortgagee that, as a result of Mortgagor’s contest, Mortgagor’s obligation to pay such Taxes, liens or Other Charges has been deferred by the appropriate governmental authority, in which event, Mortgagor may defer such payment of such Taxes, liens or Other Charges until the date specified by such governmental authority, (iii) such contest shall be promptly and diligently prosecuted by and at the expense of Mortgagor, (iv) Mortgagee shall not thereby suffer any civil penalty, or be subjected to any criminal penalties or sanctions, (v) such contest shall be discontinued and such Taxes, liens or Other Charges promptly paid if at any time all or any part of the Mortgaged Property shall be in imminent danger of being foreclosed, sold, forfeited or otherwise lost or if the title, lien and security interest created by this Mortgage or the priority thereof shall be in imminent danger of being impaired, (vi) Mortgagor shall have set aside adequate reserves (in Mortgagee’s judgment) for the payment of such Taxes, liens or Other Charges, together with all interest and penalties thereon and (vii) Mortgagor shall have furnished such security as may be required in the proceeding or as may be requested by Mortgagee, to insure the payment of any such Taxes, liens or Other Charges, together with all interest and penalties thereon.

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5. Reserve Fund.

(a) Tax and Insurance Fund. Mortgagor shall pay to Mortgagee on the first day of each calendar month such amounts as Mortgagee from time to time estimates to be sufficient to create and maintain a reserve fund from which (i) to pay the Taxes and Other Charges, at least thirty (30) days prior to the date they are due without the payment of any penalties or interest, and (ii) to pay, at least thirty (30) days prior to their due date for the renewal of the coverage afforded by the Policies upon the expiration thereof, the insurance premiums for the Policies estimated by Mortgagee to be payable on such due date, (said amounts in (i) and (ii) above hereafter called the “Tax and Insurance Fund”).

(1) Notwithstanding the foregoing clause (i) of this subsection (a), provided (X) FSP 303 East Wacker Drive LLC is and remains the owner of the Mortgaged Property, (Y) no Event of Default has occurred and is continuing under this Mortgage or any of the Loan Documents beyond any applicable notice or cure period, and (Z) Mortgagor pays such Taxes and Other Charges at least thirty (30) days prior to the date they are due and prior to the assessment of any penalties or interest and provides evidence of such timely payment to Mortgagee, then Mortgagee will not require Mortgagor to make the deposits referred to in clause (i) of this subsection (a). In the event Mortgagor is hereafter required to make the deposits referred to in clause (i) of this subsection (a) on account of Mortgagor's failure to satisfy all of the requirements of the preceding sentence, Mortgagor agrees, at Mortgagor's sole cost and expense, upon request thereafter of Mortgagee, to promptly execute and deliver to Mortgagee a written agreement for the making of such deposits in the future.

(2) Notwithstanding the foregoing clause (ii) of this subsection (a), provided (X) no Event of Default has occurred and is continuing under this Mortgage or any of the Loan Documents beyond any applicable notice or cure period, (Y) FSP 303 East Wacker Drive LLC is and remains the owner of the Mortgaged Property, and (Z) Mortgagor complies in full with all obligations in the Loan Documents regarding insurance, including without limitation providing Mortgagee with timely evidence (i) that the required insurance is in place for the Mortgaged Property and is never delinquent or suspended, and (ii) that all insurance premiums are paid in full when due, then Mortgagee will not require Mortgagor to make the deposits referred to in clause (ii) of this subsection (a). In the event Mortgagor is hereafter required to make the monthly deposits referred to in clause (ii) of this subsection (a) on account of Mortgagor's failure to satisfy all of the requirements of the preceding sentence related thereto, Mortgagor agrees, at Mortgagor's sole cost and expense, upon request thereafter of Mortgagee, to promptly execute and deliver to Mortgagee a written agreement for the making of such monthly deposits in the future.

(b) [Intentionally Deleted].

(c) Tenant Improvement and Leasing Commission Reserve. Prior to funding of the Loan, Mortgagor shall enter into a Tenant Improvement and Leasing Commission Agreement (the "TI Agreement") which shall require Mortgagor to deposit the proceeds of the Loan into a certain reserve account (the “Tenant Improvement and Leasing Commission Reserve Fund“) to be used for tenant improvements and leasing commissions, all as more fully set forth in the TI Agreement.

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(d) Replacement and Repair and Remediation Reserve Fund. If required by Mortgagee, Mortgagor shall enter into a mutually acceptable agreement (the “Repair and Remediation Reserve Agreement”) for replacement and/or repairs and/or remediation which shall require Mortgagor to pay to Mortgagee on the first day of each calendar month one-twelfth (1/12) of the amount reasonably estimated by Mortgagee to be due for the replacements and/or capital repairs and/or remediation required to be made to the Mortgaged Property during each calendar year (the "Repair and Remediation Reserve Fund. Mortgagee shall make disbursements from the Repair and Remediation Reserve Fund for items specified in the Repair and Remediation Reserve Agreement as set forth in such Agreement. Mortgagee may require an inspection of the Mortgaged Property prior to making a disbursement in order to verify completion of replacements and/or repairs and/or remediation. Mortgagee reserves the right to make any disbursement from the Repair and Remediation Reserve Fund directly to the party furnishing materials and/or services.

Notwithstanding the foregoing, provided: (i) no Event of Default has occurred and is continuing under this Mortgage or any of the Loan Documents beyond any applicable notice or cure period, (ii) FSP 303 East Wacker Drive LLC is and remains the owner of the Mortgaged Property, (iii) Mortgagor has complied in full with all obligations set forth in this Mortgage and in the other Loan Documents regarding maintaining the Mortgaged Property, including without limitation, maintaining the Mortgaged Property in good order and repair, (iv) the debt service coverage for the Loan is not less than 2.10:1, as calculated to the reasonable satisfaction of the Mortgagee, and the loan-to-value ratio of the Loan to the Mortgaged Property does not exceed forty percent (40%), as calculated to the reasonable satisfaction of the Mortgagee, and (v) inspections of the Mortgaged Property do not uncover the necessity of creating or reinstating the Repair and Remediation Reserve Fund, in Mortgagee's reasonable discretion, then Mortgagee will not require Mortgagor to make the deposits referred to in this subsection (d). In the event Mortgagor is hereafter required to make the deposits referred to in this subjection (d) on account of Mortgagor's failure to satisfy all of the requirements of the preceding sentence, Mortgagor agrees at Mortgagor's sole cost and expense, upon the request thereafter of Mortgagee, to promptly execute and deliver to Mortgagee a mutually acceptable Repair and Remediation Reserve Agreement for the making of such deposits in the future.

The amounts in (a), (c) and (d) above shall hereinafter be collectively called the “Reserve Fund“. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter deposited as the Reserve Fund as additional security for the payment of the Indebtedness. Mortgagee may apply the Reserve Fund to payments of Taxes, Other Charges, insurance premiums and, as applicable, payments for replacements and capital repairs, tenant improvements and leasing commissions and repairs and remediations required to be made by Mortgagor pursuant to the terms hereof or pursuant to the terms of any other Loan Documents (even though subsequent owners of the Mortgaged Property may benefit thereby); provided, however, if there is an Event of Default which is continuing, then Mortgagee may credit such Reserve Fund against the Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper. If the Reserve Fund is not sufficient to fully pay for the Taxes, Other Charges and/or the insurance premiums or, as applicable, amounts for replacements and capital repairs, tenant improvements and leasing commissions and repairs and remediation when due, Mortgagor shall promptly pay to Mortgagee, upon demand, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. The Reserve Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee.

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All amounts held in the Reserve Fund shall be held for the benefit of Mortgagor and pledged to Mortgagee as additional security for the payment of the Indebtedness as provided above. All interest earned on amounts held in the Reserve Fund shall benefit Mortgagor and shall be payable to Mortgagor so long as no Event of Default then exists and is continuing under this Mortgage or any of the other Loan Documents. Mortgagor shall be entitled to direct Mortgagee (at no cost to Mortgagee) to invest any and all amounts held in the Reserve Fund in any of the Permitted Investments (as defined below), to the extent the bank holding such Reserve Fund provides any such investment options. For purposes herein, the term "Permitted Investments" shall mean, as designated by Mortgagor, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, payable on demand and meeting one or the appropriate standards set forth below:

•	Cash on hand, and time or demand deposits with, or withdrawable accounts in, financial institutions.
•	Certificates of deposit with maturities of one year or less.
•	Government securities, in addition to Treasury obligations, including securities issued by:
o	Federal Housing Administration (FHA),
o	Federal National Mortgage Association (FNMA),
o	Federal Home Loan Bank,
o	Federal Land Bank,
o	Federal Intermediate Credit Bank,
o	Banks for Cooperatives, and
o	Public Housing Administration

Government securities also include certain guarantee agreements issued by the Commodity Credit Corporation, guaranty agreements of the Small Business Administration, certain participation certificates issued by the General Services Administration, and obligations of the U.S. Postal Service.

6. Condemnation. Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Following the occurrence of a condemnation, Mortgagor, regardless of whether an award is available, shall promptly proceed to restore, repair, replace or rebuild the Improvements to the extent practicable to be of at least equal value and of substantially the same character as prior to such condemnation, all to be effected in accordance with applicable law. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Indebtedness at the time and in the manner provided for its payment in the Note, in this Mortgage and the other Loan Documents

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and the Indebtedness shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Indebtedness. Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Mortgagor, to be paid directly to Mortgagee. Mortgagee may, at Mortgagee’s election, use the award in any one or more of the following ways: (a) apply any such award or payment (for purposes of this Paragraph 6, the award or payment that may be made in any condemnation or eminent domain proceeding shall mean the entire award allocated to Mortgagor in any capacity) to the discharge of the Indebtedness whether or not then due and payable (such application to be without prepayment fee or premium, except that if an Event of Default, or an event which with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the applicable premium computed in accordance with the Note), (b) use the same or any part thereof to fulfill any of the covenants contained herein as the Mortgagee may determine, (c) use the same or any part thereof to replace or restore the Mortgaged Property to a condition satisfactory to the Mortgagee, or (d) release the same to the Mortgagor. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment or a portion thereof sufficient to pay the Indebtedness.

7. Leases and Rents.

(a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee its right, title and interest in all current and future Leases and Rents and all proceeds from the sale, cancellation, surrender or other disposition of the Leases, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Paragraph 7, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Indebtedness, in trust for the benefit of Mortgagee for use in the payment of such sums. The grant of the foregoing license is subject to the provisions of Paragraph 1 of the separate Assignment of Leases and Rents of even date herewith granted by the Mortgagor as “Assignor“ to the Mortgagee as “Assignee“ with respect to the Mortgaged Property (“Assignment of Leases and Rents“). Upon the occurrence of an Event of Default, the license granted to Mortgagor herein shall be automatically revoked and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon the revocation of the license granted herein to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Indebtedness in such priority and proportion as Mortgagee in its discretion shall deem proper. It is further the intent of Mortgagor and Mortgagee that the Rents hereby absolutely assigned are no longer, during the term of this Mortgage, property of Mortgagor or property of any estate of Mortgagor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Mortgagor. The term “Rents“ as used herein shall mean the gross rents without deduction or offsets of any kind.

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(b) All Leases executed after the date of this Mortgage shall provide that they are subordinate to this Mortgage and that the lessee agrees to attorn to Mortgagee; provided, however, that nothing herein shall affect Mortgagee’s right to designate from time to time any one or more Leases as being superior to this Mortgage and Mortgagor shall execute and deliver to Mortgagee and shall cause to be executed and delivered to Mortgagee from each tenant under such Lease any instrument or agreement as Mortgagee may deem necessary to make such Lease superior to this Mortgage. Upon request, Mortgagor shall promptly furnish Mortgagee with executed copies of all Leases.

(c) Mortgagor shall not, without the prior consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed, (i) lease all or any part of the Mortgaged Property, (ii) alter or change the terms of any Lease or cancel or terminate, abridge or otherwise modify the terms of any Lease, (iii) consent to any assignment of or subletting under any Lease not in accordance with its terms, (iv) cancel, terminate, abridge or otherwise modify any guaranty of any Lease or the terms thereof, (v) collect or accept prepayments of installments of Rents for a period of more than one (1) month in advance or (vi) further assign the whole or any part of the Leases or the Rents; provided, however, that such action as described in subparagraphs (i)-(iv) above may be taken without Mortgagee’s consent for any Lease which (1) is for a term of two (2) years or less (regardless of size), or (2) is for 100,000 square feet of space or less, with an annual rent of at least the then market rental, and has a term (excluding the renewal or extension term) of not more than eleven (11) years (a lease satisfying those criteria shall be referred to as a “Small Lease“) so long as the taking of such action is in the ordinary course of Mortgagor’s business and that such action is still subject to Paragraph 1 of the separate Assignment of Leases and Rents pertaining to Termination Amounts (as defined therein). In all cases requiring Mortgagee's approval of a new Lease, Mortgagee 's approval shall be deemed to occur if all of the following conditions are satisfied:

i) An Event of Default has not occurred and is continuing beyond any applicable cure period;

ii) The proposed new Lease is fully subject and subordinate to this Mortgage and the other Loan Documents;

iii) Mortgagor shall deliver to Mortgagee a term sheet for the relevant transaction contemporaneously and a copy of the draft of the proposed new Lease (“Proposed Draft”), together with information required by Mortgagee relating to the tenant;

iv) Prior to execution of the new Lease, Mortgagor shall send to Mortgagee the final version (“Final Version”) of the new Lease together with (a) a black-lined version of the new Lease showing, in one document, all of the changes from the Proposed Draft to the Final Version and (b) a cover sheet or letter on the Final Version containing a bold legend in capital letters as follows:

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THIS IS A REQUEST FOR APPROVAL OF A LEASE FOR LOAN NUMBER 526618:11. IF THIS REQUEST IS NOT ACTED UPON IN ACCORDANCE WITH THE LOAN DOCUMENTS FOR THE RELATED LOAN WITHIN TEN (10) BUSINESS DAYS OF THIS NOTICE, THE LEASE WILL BE DEEMED APPROVED.

Mortgagee will have ten (10) business days from receipt of a Final Version and such complying notice to review and respond to such request for approval;

v) Any approval or deemed approval of Mortgagee to the new Lease shall be effective only if the Final Version of the new Lease is the one actually signed and only if it is signed within sixty (60) days of delivery of the Final Version of the new Lease to Mortgagee; and

vi) Any deemed approval of a new Lease shall not constitute Mortgagee’s consent to any provision of the new Lease, only compliance with the terms of the Loan Documents requiring prior consent of Mortgagee, and such deemed consent shall not obligate Mortgagee to take any further action relating to such new Lease, including without limitation, entering into a subordination, non-disturbance and attornment agreement.

(d) With respect to each Lease, Mortgagor shall (i) observe and perform each and every material provision thereof on the lessor’s part to be fulfilled or performed under each Lease and not intentionally do or permit to be done anything to impair the value of the Lease as security for the Loan, including surrender or voluntary termination of any Lease, (ii) promptly send to Mortgagee copies of all notices of default which Mortgagor shall send or receive thereunder, (iii) enforce all of the material terms, covenants and conditions contained in such Lease upon the lessee’s part to be performed, short of termination thereof, (iv) execute and deliver, at the request of Mortgagee, all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Mortgagee shall, from time to time, require and (v) upon request, furnish Mortgagee with executed copies of all Leases; provided, however, the notice to Mortgagee referenced in subparagraph (ii) above and the restriction on termination of a Lease in connection with the enforcement of its terms, covenants and conditions set forth in (iii) above shall not be required or apply, as the case may be, for any Small Lease. Upon the occurrence of any Event of Default under this Mortgage, Mortgagor shall pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of the Mortgaged Property or part of the Mortgaged Property as may be occupied by Mortgagor or any one Mortgagor and upon default in any such payment Mortgagor shall vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise.

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(e) To the extent required by applicable law, all security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks as may be reasonably satisfactory to Mortgagee. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or Mortgagee thereunder (or at Mortgagee’s option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee’s request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

8. Maintenance and Use of Mortgaged Property.

Mortgagor shall, at its sole cost and expense, keep and maintain the Mortgaged Property, including, without limitation, parking lots and recreational and landscaped portions thereof, if any, in good order and condition. The Improvements and the Equipment shall not be diminished, removed, demolished or materially altered (except for normal replacement of Equipment) and Mortgagor shall not erect any new buildings, structures or building additions on the Mortgaged Property without the prior consent of Mortgagee. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have the right at any time and from time to time after providing Mortgagee with written notice to make or cause to be made reasonable alterations of and additions to the Mortgaged Property or any part thereof, provided, however, no notice shall be required for any alterations: (a) of space leased under a Small Lease, (b) anticipated to cost in aggregate less than $350,000.00, or (c) in connection with the initial buildout with respect to a Lease approved or deemed approved pursuant to Section 7(c) (collectively being the "Approved Alterations"), and provided further that any alteration or addition (i) shall not change the general character of the Mortgaged Property or reduce the fair market value thereof below its value immediately before such alteration or addition, or impair the usefulness of the Mortgaged Property, (ii) is effected with due diligence, in a good and workmanlike manner and in compliance with all applicable laws and with all provisions of any insurance policy covering or applicable to the Mortgaged Property and all requirements of the issuers thereof, (iii) is promptly and fully paid for, or caused to be paid for, by Mortgagor, (iv) the estimated cost of such alteration or addition does not exceed five percent (5%) of the original principal amount of the Loan, (v) is made under the supervision of a qualified architect or engineer if such supervision is commercially reasonable (provided no such supervision shall be required for Approved Alterations), (vi) shall not violate the terms of any Leases, and (vii) upon completion, Mortgagor shall provide Mortgagee with (aa) a satisfactory final improvement survey if the footprint of the building has been altered, (bb) any final occupancy permit which may be required for the Improvements, (cc) all other governmental permits, certificates and approvals and all other permits, certificates and approvals of fire underwriters which are required with respect to the alterations and additions and the use and occupancy thereof, and shall furnish true copies thereof to Mortgagee, and (dd) final lien waivers from all contractors, subcontractors and materialmen. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, provided, however, that nothing in the foregoing clause shall require Mortgagor to comply with any such law, order or ordinance so long as Mortgagor shall in good faith, after notice to, but without cost or expense to, Mortgagee,

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contest the validity of such law, order or ordinance by appropriate legal proceedings and in accordance with all applicable law, which proceedings must operate to prevent (i) the enforcement thereof, (ii) the payment of any fine, charge or penalty, (iii) the sale or forfeiture of the Mortgaged Property or any part thereof, (iv) the lien of this Mortgage and the priority thereof from being impaired, (v) the imposition of criminal liability on Mortgagee and (vi) the imposition, unless stayed, of civil liability on Mortgagee; provided that during such contest Mortgagor shall, at the option of Mortgagee, provide cash, bonds or other security satisfactory to Mortgagee, indemnifying and protecting Mortgagee against any liability, loss or injury by reason of such non-compliance or contest, and provided further, that such contest shall be promptly and diligently prosecuted by and at the expense of Mortgagor. Mortgagor shall promptly, at its sole cost and expense, repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated. Mortgagor shall not commit any waste at the Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express consent of Mortgagee. Mortgagor covenants and agrees that it shall operate the Mortgaged Property at all times as a first-class office building with limited retail and other ancillary uses facility.

9. Transfer or Encumbrance of the Mortgaged Property or Interests in the Mortgagor; Other Indebtedness.

(a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor’s ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Indebtedness. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Indebtedness, Mortgagee can recover the Indebtedness by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof or interest therein, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

(b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Paragraph 9 shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments, (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor’s right, title and interest in and to any Leases or any Rents, (iii) if Mortgagor, any guarantor of Recourse Obligations (as hereinafter defined), any other guarantor, any indemnitor of environmental liabilities or any general partner or managing member of Mortgagor or of any such guarantor or indemnitor is a corporation, the voluntary or involuntary sale, assignment, conveyance or

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transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation, (iv) if Mortgagor, any guarantor of Recourse Obligations, any other guarantor or any indemnitor of environmental liabilities or any general partner or managing member of Mortgagor or any such guarantor or indemnitor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member, and (v) if Mortgagor, any guarantor of the Recourse Obligations or any other guarantor or any indemnitor of environmental liabilities, is an entity, whether one of the above-mentioned entities or not, any change in the ownership or control of such entity, any merger, consolidation or dissolution or syndication affecting such entity, or the transfer, sale, assignment or pledge of any interest in such entity or in any person, directly or indirectly, controlling such entity or in any general partner or managing member thereof, whether at one time or in a series of related transactions.

(c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon Mortgagor’s sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee’s consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

(d) Mortgagee’s consent to a sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or any other action by Mortgagor described in this Paragraph 9 shall not be deemed to be a waiver of Mortgagee’s right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or other action made in contravention of this Paragraph 9 shall be null and void and of no force and effect.

(e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

(f) Notwithstanding the foregoing, Mortgagee shall permit a one-time sale or transfer of the Mortgaged Property, provided that:

(i) no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and remain uncured;

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(ii) the proposed transferee (“Transferee“), the proposed guarantors of Recourse Obligations, any other proposed guarantors, and the proposed indemnitors of environmental liabilities shall be reputable entities or persons of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Mortgagee;

(iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Mortgagee shall be provided with reasonable evidence thereof (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

(iv) that Mortgagee has received a written request for approval from the Mortgagor at least sixty (60) days prior to the proposed transfer (including a description of the proposed terms of the transfer), together with a diagram showing the legal structure of the Transferee, the proposed guarantors of Recourse Obligations, any other proposed guarantors, and the proposed indemnitors of environmental liabilities and all of the constituent entities of each, after the contemplated transfer, and a list of the names, types of interests and ownership percentages of all persons to have ownership interests in any of the foregoing or any constituent entity thereof, financial statements for all such entities and an administrative fee of $5,000, which shall be deemed fully earned on the date of receipt and shall be retained by Mortgagee regardless of whether or not the transfer occurs and whether or not approval is given;

(v) Mortgagee and its counsel have received (aa) certification from Mortgagor and the Transferee that the proposed terms of the transfer described in subparagraph 9(f)(iv) are the actual terms of the transfer, (bb) evidence of casualty insurance and other applicable insurance, (cc) all corporate, partnership or other entity documents and (dd) all other certificates, legal opinions, title materials and other documents which Mortgagee may require, all in form and substance satisfactory to Mortgagee, at least thirty (30) days prior to the proposed transfer;

(vi) The debt service coverage ratio for the Loan is not less than 2.10:1.0. as calculated to the reasonable satisfaction of Mortgagee, and the loan-to-value ratio of the Loan to the Mortgaged Property does not exceed 40%, calculated to the satisfaction of Mortgagee;

(vii) Mortgagee be provided satisfactory evidence concerning the effect of any change in the real estate taxes to result from the sale and the effect of such change on the ability of the Mortgaged Property to generate a cash flow sufficient to pay the debt service on the Loan and to maintain a debt service coverage ratio satisfactory to Mortgagee;

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(viii) to the extent applicable, Mortgagee shall have received in writing evidence from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction together with such legal opinions as may be requested by the Rating Agencies. The term “Rating Agencies“ as used herein shall mean each of Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc., Duff & Phelps Credit Rating Co., Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency who shall then be rating the certificates or securities issued in connection with the Secondary Market Transaction;

(ix) the Transferee and its constituent entities shall comply with all of the Single Purpose Entity/Separateness requirements set forth in Paragraph 19 hereof;

(x) the Transferee shall have executed and delivered to Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee’s agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents, together with an executed guaranty of Recourse Obligations and any other guaranty from an approved guarantor and an executed separate environmental indemnity agreement from an approved indemnitor, both in form and substance acceptable to Mortgagee, and such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee;

(xi) Mortgagee shall have received an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note (against which the administrative fee shall be credited) in addition to the payment of all costs and expenses incurred by Mortgagee in connection with such assumption (including reasonable attorney’s fees and costs); and

(xii) the Transferee shall be able to make the representations and warranties set forth in Paragraph 18(h) of this Mortgage.

In the event all of the foregoing conditions are satisfied and Mortgagee consents to the sale or transfer, Mortgagee agrees to release (aa) the transferor Mortgagor and the prior guarantors of Recourse Obligations with respect to matters first arising solely after the transfer, and (bb) the prior indemnitors of environmental liabilities with respect to a presence and/or release which first occurs solely after the transfer; provided, however, the transferor Mortgagor, the prior guarantors and the prior indemnitors, respectively, shall have the burden of proving that all the conditions in this Paragraph 9 (including, without limitation, the time as to which matters described herein arose) were satisfied by clear and convincing evidence and shall continue to defend with counsel satisfactory to Mortgagee and shall indemnify and hold Mortgagee harmless for all matters set forth in Paragraph 39 and in the Recourse Obligations unless and until a court of competent jurisdiction finds that such transferor Mortgagor, prior guarantors or prior indemnitors, respectively, met such burden.

(g) Notwithstanding the foregoing, as long as all of the Internal Transfer Conditions (as defined below) are satisfied prior to any of the following transfers, it shall not be a default hereunder for any member of Mortgagor or shareholder of a member of Mortgagor to transfer its ownership interests in Mortgagor or such member for estate planning purposes.

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The term “Internal Transfer Conditions” shall mean that all of the following are satisfied:

(1) No Event of Default shall have occurred under the Loan Documents;

(2) After taking into account any prior transfers pursuant to this paragraph 9, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in the proposed transferee, an Affiliate (as defined below) of such transferee and his/her Family Member owning (directly or indirectly) more than 49% of the interest in Mortgagor;

(3) No such transfer of interest shall result in a change of control of Mortgagor or the day to day operations of the Mortgaged Property;

(4) Without limiting the foregoing, no such transfer, either singly or in the aggregate with other transfers, will result in a violation of the single asset entity provisions as of the Loan Documents or Mortgagor's organizational documents;

(5) Mortgagor shall provide to Mortgagee prior written notice of each such transfer together with a diagram showing the structure of the Mortgagor and all its constituent entities after the contemplated transfer and a list of the names, types of interest and percentages of ownership of all owners of interests in the Mortgagor and its constituent entities after such transfer, together with an administrative fee of $2,500, which shall be deemed fully earned upon receipt; and

(6) Mortgagor shall pay all fees and costs in connection with any such transfer, including without limitation, Mortgagee's attorneys' fees.

Affiliate shall mean in the case of a corporate member of a limited liability company borrower ("LLC"), any person or entity other than the special purpose, bankruptcy remote corporation serving as a member of the LLC (the "Corporation"), (i) which owns beneficially, directly or indirectly, any outstanding shares of the Corporation's stock or any membership interest in the LLC, or (ii) which controls or is under common control with the Corporation or the LLC. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

Family Member shall mean an individual's immediate family members (spouse, brothers and sisters (whether by the whole or half blood), and ancestors or lineal descendants by birth or adoption) and/or any (i) trusts for the benefit of any immediate family member, (ii) partnership in which an immediate family member is a general partner, (iii) limited partnership in which an immediate family member is a general partner, (iv) limited liability company in which an immediate family member is a managing member, or (v) corporation in which an immediate family member is an officer, director, or controlling (as defined below) shareholder.

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(h) Notwithstanding the foregoing, nothing in this Paragraph 9 shall operate to prohibit the following actions, which actions (singly or collectively) shall be permitted without notice or approval, as long as all of the Permitted Transfer Conditions (as defined below) are satisfied as of and upon such action (singly or collectively, "Preferred Stock Transfers").

(1) The transfer of preferred stock in FSP Corp. (as defined below) by devise or descent or by operation of law upon the death of a holder of preferred stock in FSP Corp;

(2) The transfer of preferred stock in FSP Corp. for financial or estate planning purposes;

(3) The transfer of preferred stock in FSP Corp. as contemplated by its Charter, including without limitation, for purposes of maintaining FSP Corp.'s REIT status; or

(4) The transfer of preferred stock in FSP Corp. to an FSP Transferee (as defined below).

Notwithstanding the foregoing, nothing in this Paragraph 9 shall operate to prohibit the following actions, which actions (singly or collectively) shall be permitted without notice or approval, as long as all of the Entity Transfer Conditions (as defined below), are satisfied as of and upon such action (singly or collectively, "Entity Transfers"):

(1) The transfer of all or any portion of the membership interest in Mortgagor to an FSP Transferee;

(2) A transfer of the Mortgaged Property in its entirety to, and the related assumption of the Loan by, a Related Replacement Borrower (as defined below); or

(3) The merger of an FSP Transferee with and into Mortgagor and/or FSP Corp. or the merger of Mortgagor and/or FSP Corp. with and into an FSP Transferee.

Control or controlling means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities or other interests, by contract or otherwise, without the input or consent of any other entity or person.

Entity Transfer Conditions means that all of the following are satisfied:

(a) all of the Permitted Transfer Conditions;

(b) no default has occurred and is continuing under the Loan Documents;

(c) Mortgagor shall have delivered written notice to Mortgagee of the terms of the Entity Transfer not less than thirty (30) days before the date on which the Entity Transfer is scheduled to close and, concurrently, all such information concerning the Entity Transfer as Mortgagee shall reasonably require;

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(d) Mortgagor remains or Related Replacement Borrower becomes the Indemnitor and Guarantor under the Loan Documents and confirms such obligations in writing in form and substance reasonably satisfactory to Mortgagee;

(e) Mortgagor or Related Replacement Borrower provides to Mortgagee such documentation related to the Entity Transfer as Mortgagee shall reasonably request (including without limitation, documentation pursuant to which the Entity Transfer was effectuated and any relating to any Related Replacement Borrower, surviving entity, replacement guarantor, indemnitor, organizational documents and certificates of existence);

(f) Upon any such transfer, the ratio of debt to capitalization of FSP Corp. or the Related Replacement Owner (as defined below) will not exceed sixty-five percent (65%);

(g) Mortgagor (or the Related Replacement Borrower) shall have paid to Mortgagee, an administrative fee of Two Thousand Five Hundred and No/Dollars ($2,500.00) and all out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees, incurred by Mortgagee in connection with the Entity Transfer;

(h) If Mortgagor is replaced with a Related Replacement Borrower, without any cost of Mortgagee, Related Replacement Borrower shall furnish any information requested by Mortgagee for the preparation of, and shall authorize Mortgagee to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably request by Mortgagee;

(i) Mortgagor (or the Related Replacement Borrower) shall have delivered to Mortgagee, without any cost or expense to Mortgagee, such endorsements to Mortgagee's Title Insurance Policy in form and substance satisfactory to Mortgagee, dating down such policy to the date of the Entity Transfer and insuring the there are no other exceptions on such policy to be added that are not approved by Mortgagee since the date of the policy or the last date down endorsement and other similar materials as Mortgagee may deem necessary at the time of the Entity Transfer. If Mortgagor is replaced with a Related Replacement Borrower, such endorsement will also insure that fee simple title to the Mortgaged Property is vested in the Related Replacement Borrower;

(j) If the Mortgagor is replaced with a Related Replacement Borrower, such Related Replacement Borrower shall assume the obligations of Mortgagor under any Management Agreement and assign to Mortgagee as additional security such management agreement; and

(k) Mortgagor or the Related Replacement Borrower, without any cost to Mortgagee, shall execute any additional documents reasonably requested by Mortgagee; and Mortgagor or Related Replacement Borrower shall furnish an opinion of counsel satisfactory to Mortgagee and its counsel with respect to such matters as Mortgagee may reasonable request.

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Franklin means Franklin Street Properties Corp.

FSP Corp. means FSP 303 East Wacker Drive Corp., a Delaware corporation.

FSP Transferee means an entity that is, directly or indirectly, wholly-owned and controlled by Franklin.

Permitted Transfers means the Preferred Stock Transfers and/or Entity Transfers.

Permitted Transfer Conditions means the following conditions are satisfied: (i) FSP Corp. or a Related Replacement Owner owns or continues to own Mortgagor (or any Related Replacement Borrower) and controls the day-to-day operations of Mortgagor (or any Related Replacement Borrower) and the Mortgaged Property; (ii) Franklin continues to control FSP Corp. and any Related Replacement Owner and to control the day-to-day operations of FSP Corp., any Related Replacement Owner, Mortgagor (or any Related Replacement Borrower) and the Mortgaged Property; and (iii) no Permitted Transfer or series of Permitted Transfers (x) leads to a change of control or material change in the management composition of or at Franklin or (y) grants to any third party the right (1) to take control of or change the management of Franklin or (2) to control, veto or consent to major decisions of Franklin, the Mortgagor or any Related Replacement Borrower.

Related Replacement Borrower means a mortgagor owned by FSP Corp. or a Related Replacement Owner replacing Mortgagor as part of an Entity Transfer.

Related Replacement Owner means any FSP Transferee that replaces FSP Corp. as the owner of the Mortgagor.

(i) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, other than the Loan and debt (i) incurred in the ordinary course of business to vendors and suppliers of services to the Mortgaged Property, (ii) not secured by the Mortgaged Property, or any portion thereof, or by interests in the Mortgagor or any constituent entity thereof, and (iii) not accompanied by any rights to control or to obtain control of the Mortgagor or any constituent entity thereof. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Mortgaged Property, or any portion thereof, or by interests in the Mortgagor or any constituent entity thereof, other than trade payables incurred by Mortgagor in the ordinary course and any subordinate loans from Franklin Street Properties Corp., or affiliates thereof to Mortgagor as long as in all cases they are unsecured and remain subordinate in time and right to the Loan.

10. Estoppel Certificates.

(a) Mortgagor, within ten (10) business days after request by Mortgagee, shall furnish Mortgagee from time to time with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest in the Note, (iv) the date through which all installments of interest, commitment fees and/or principal have been paid, (v) any offsets or defenses to the payment of the Indebtedness, if any, (vi) that the Note and this Mortgage have not been modified or if modified, giving particulars of such modification and (vii) such other information as shall be requested by Mortgagee.

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(b) Mortgagor, after request by Mortgagee, will obtain and furnish (within the time periods, if any, provided in the applicable Leases or if no time period is so specified, within ten (10) business days after request) Mortgagee from time to time with estoppel certificates from any tenants under then existing Leases, which certificates shall be in form and substance as required by such Leases, or if not required, then in form and substance reasonably satisfactory to Mortgagee.

11. No Cooperative or Condominium. Mortgagor represents and warrants that the Mortgaged Property is currently not subjected to a cooperative or condominium form of ownership. Mortgagor hereby covenants and agrees that it will not file a declaration of condominium, map or any other document having the effect of subjecting the Mortgaged Property, to a condominium or cooperative form of ownership.

12. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Indebtedness or any portion thereof from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the principal amount of the Note or Mortgagee’s interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by notice of not less than sixty (60) days, to declare the Indebtedness immediately due and payable without prepayment fee or premium, except that if an Event of Default, or an event which with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, the applicable premium computed in accordance with the Note shall apply.

13. No Credits on Account of the Indebtedness. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Indebtedness for any part of the Taxes assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage or the Indebtedness. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by notice of not less than sixty (60) days, to declare the Indebtedness immediately due and payable without prepayment fee or premium, except that if an Event of Default, or an event which with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, the applicable premium computed in accordance with the Note shall apply.

14. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

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15. Right of Entry. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at any time during reasonable business hours upon twenty-four (24) hour notice to Mortgagor, except in the case of an emergency, in which event Mortgagee and its agents may enter and inspect the Mortgaged Property at any time. During such entry and inspection, Mortgagee shall not unreasonably interfere with Mortgagor's or any Mortgaged Property occupant's business operations.

16. Books and Records.

(a) Mortgagor will maintain full, accurate and complete books of accounts and other records reflecting the results of the operations of the Mortgaged Property as well as its other operations and will furnish, or cause to be furnished, to Mortgagee the following:

(i) within ninety (90) days after the end of each fiscal year, the Mortgagor will furnish to Mortgagee, a statement of Mortgagor’s financial condition (or a statement of Mortgagor's sole member, FSP 303 East Wacker Drive Corp. as submitted to the SEC so long as FSP 303 East Wacker Drive Corp. is a public reporting entity), including a balance sheet and profit and loss statement, and a statement of annual income and expenses satisfactory in form and substance to Mortgagee in connection with the operation of the Mortgaged Property, in detail satisfactory to Mortgagee, prepared by, audited and certified by a certified public accountant who is a member of the American Institute of Certified Public Accountants and, in addition, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each year of Mortgagor, Mortgagor shall provide the above information except that it may be prepared and certified by the financial officer of Mortgagor who is responsible for the preparation of such annual financial statements. Notwithstanding the foregoing, until an Event of Default exists which has not been cured within the applicable cure period (provided a cure period exists), Mortgagee will accept the statement of annual income and expense described above prepared and certified by Mortgagor, Mortgagor's accountant or a financial officer of Mortgagor, provided that the statement certified by a public accountant is not available. Notwithstanding the above, as long as FSP 303 East Wacker Drive Corp. is a public reporting entity, Mortgagee will agree that the statements prepared by FSP 303 East Wacker Drive Corp. and submitted to the SEC will be acceptable substitutes for the financial statements required in this subsection.

(ii) accompanying the submission of the certified statements of annual and quarterly income and expenses, when the Mortgaged Property is office, retail or multi-tenant industrial property, shall be a certified current rent roll, which shall include among other things tenant names, lease commencement and expiration dates, square footage, annual rent, annual operating expense and real estate tax contributions, a statement as to whether or not there are any purchase options and/or co-tenancy requirements, and any and all other fees paid by tenants and security deposits currently held.

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(iii) accompanying the submission of the certified statements of annual and quarterly income and expenses shall be such additional financial information as Mortgagee shall require. Notwithstanding the above, as long as FSP 303 East Wacker Drive Corp. is a public reporting entity, Mortgagee will agree that the statements prepared by FSP 303 East Wacker Drive Corp. and submitted to the SEC will be acceptable substitutes for the financial statements required in this subsection.

(b) Mortgagee shall have the right, upon five (5) days’ prior notice to Mortgagor, to inspect and make copies of Mortgagor’s books and records and income tax returns and notices.

(c) In the event of a Secondary Market Transaction, Mortgagor shall furnish from time to time such information relating to Mortgagor and the Mortgaged Property as shall be requested by the Rating Agencies.

(d) If any of the materials described in Paragraph 16(a) and (b) that are required to be delivered to Mortgagee is not timely delivered, Mortgagor shall promptly pay to Mortgagee, as a late charge, the sum of $500 per item. In addition, Mortgagor shall promptly pay to Mortgagee an additional late charge of $500 per item for each full month during which such item remains undelivered following written notice from Mortgagee. Mortgagor acknowledges that Mortgagee will incur additional expenses as a result of any such late deliveries, which expenses would be impracticable to quantify, and that Mortgagor’s payments under this Paragraph are a reasonable estimate of such expenses.

17. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by such Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

18. Representations and Covenants Concerning Loan. Mortgagor represents, warrants and covenants as follows:

(a) The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, this Mortgage and the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(b) To the best of Mortgagor's knowledge, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use and occupancy of the Mortgaged Property, have been obtained and are in full force and effect. Except as disclosed to Mortgagee in writing prior to funding of the Loan or in the property condition report obtained by Mortgagor prior to funding of the Loan the Mortgaged Property is free of material damage and is in good repair, and there is no proceeding pending for the total or partial condemnation of, or affecting, the Mortgaged Property.

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(c) To the best of Mortgagor's knowledge, except as otherwise disclosed on any survey delivered to Mortgagee prior to the funding of the Loan, all of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Land encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except those which are insured against by title insurance. To the best of Mortgagor's knowledge, except as otherwise disclosed in any zoning compliance letter delivered to Mortgagee prior to the funding of the Loan, all of the Improvements comply with all requirements of applicable zoning and subdivision laws and ordinances in all material respects.

(d) The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll delivered to Mortgagee in connection with this Mortgage. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases or otherwise disclosed to Mortgagee in writing prior to the funding of the Loan. Except as otherwise disclosed in writing to Mortgagee, the current Leases are in full force and effect and to the best of Mortgagor's knowledge, except as otherwise disclosed in writing to Mortgagee prior to the funding of the Loan, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. Except as otherwise disclosed in writing to Mortgagee, to the best of Mortgagor's knowledge, all presently existing Leases are subordinate to the Mortgage.

(e) To the best of Mortgagor's knowledge, the Mortgaged Property and the Leases are in compliance with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property.

(f) To the best of Mortgagor's knowledge, there has not been and Mortgagor will use commercially reasonable efforts to ensure there shall never be committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor’s obligations under any of the Loan Documents. Mortgagor hereby covenants and agrees to use commercially reasonable efforts not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

(g) The Management Agreement dated December 29, 2006 (the “Management Agreement“) between Mortgagor and Hines Interests Limited Partnership (“Manager“) pursuant to which Manager operates the Mortgaged Property (a true, correct and complete copy of which has been delivered to Mortgagee) is in full force and effect and there is no default or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Mortgage and the Manager shall attorn to Mortgagee. Mortgagor shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Mortgaged Property with Manager or any other party without the express written consent of Mortgagee, which consent shall not be unreasonably withheld. If at any time Mortgagee consents to the appointment of a new manager, such new manager and Mortgagor shall, as a condition of Mortgagee’s consent, execute a Manager’s Consent and Subordination of Management Agreement in the form then used by Mortgagee.

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(h) Improper Financial Transactions.

(i) Mortgagor is, and shall remain at all times, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Sections 1956, 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

(ii) Mortgagor represents and warrants that: (i) Mortgagor is not a Barred Person (hereinafter defined); (ii) Mortgagor is not owned or controlled, directly or indirectly, by any Barred Person; and (iii) Mortgagor is not acting, directly or indirectly, for or on behalf of any Barred Person; provided, however, the foregoing representations and warranties shall not apply to any stockholders of FSP 303 East Wacker Drive Corp.

(iii) Mortgagor represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

(iv) Under any provision of this Mortgage or any of the other Loan Documents where the Mortgagee shall have the right to approve or consent to any particular action, including without limitation any (i) sale, transfer, assignment of the Mortgaged Property or of any direct or indirect ownership interest in Mortgagor, (ii) leasing of the Mortgaged Property, or any portion thereof, or (iii) incurring of additional financing secured by Mortgaged Property, or any portion thereof or by any direct of indirect ownership interest in the Mortgagor, Mortgagee shall have the right to withhold such approval or consent, in its sole discretion, if the granting of such approval or consent could be construed as a violation of any of the Financial Control Laws.

(v) Mortgagor covenants and agrees that it will upon request provide Mortgagee with (or cooperate with Mortgagee in obtaining) information required by Mortgagee for purposes of complying with any Financial Control Laws.

As used in this Mortgage, the term “Barred Person” shall mean (i) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (ii) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (iii) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC and (iv) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

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(i) Notwithstanding anything to the contrary set forth in this Section 18, nothing contained in this Mortgage or in the other Loan Documents shall apply to or require disclosure, covenants or representations regarding preferred stockholders with less than a 25% interest in FSP 303 East Wacker Drive Corp. Further, any reference to a "principal" of Mortgagor or similar term in this Mortgage or in the other Loan Documents shall not apply to Franklin Street Properties Corp.

19. Single Asset Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

(a) The purpose for which the Mortgagor is organized shall be limited solely to (A) owning, holding, selling, leasing, transferring, exchanging, operating and managing the Mortgaged Property, (B) entering into the Loan with the Mortgagee, (C) refinancing the Mortgaged Property in connection with a permitted repayment of the Loan, and (D) transacting any and all lawful business for which a Mortgagor may be organized under its constitutive law that is incident, necessary and appropriate to accomplish the foregoing.

(b) Mortgagor does not own and will not own any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for and used in connection with the ownership or operation of the Mortgaged Property.

(c) Mortgagor will not engage in any business other than the ownership, management and operation of the Mortgaged Property and such businesses that are customarily incidental but directly related thereto.

(d) Other than that certain Asset Management Agreement between Mortgagor and FSP Property Management LLC dated January 5, 2007, as amended by that certain First Amendment to Asset Management Agreement dated August 23, 2007, Mortgagor will not enter into any contract or agreement with any affiliate of Mortgagor, any constituent party of Mortgagor, any owner of the Mortgagor, the Guarantors (as hereinafter defined) or any affiliate or any constituent party of Guarantor, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not affiliated with the Mortgagor or any constituent party of Mortgagor or any owner of Mortgagor.

(e) Except as otherwise expressly permitted herein, Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, other than the Loan and debt (i) trade payables incurred in the ordinary course of business to vendors and suppliers of services to the Mortgaged Property and any subordinate loans from Franklin Street Properties Corp. or affiliates thereto to Mortgagor so long as they are in all cases unsecured and remain subordinate in time and right to the Loan, (ii) not secured by the Mortgaged Property, or any portion thereof, or by interests in the Mortgagor or any constituent entity thereof, and (iii) not accompanied by any rights to control or to obtain control of the Mortgagor or any constituent entity thereof. No indebtedness other than the Loan may be secured (subordinate or pari passu) by the Mortgaged Property, or any portion thereof, or by interests in the Mortgagor or any constituent entity thereof.

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(f) Except as otherwise expressly permitted herein, Mortgagor has not made and will not make any loans or advances to any entity or person (including any affiliate or any constituent party of Mortgagor or any owner of Mortgagor, any Guarantor or any affiliate or any constituent party of Guarantor), and shall not acquire obligations or securities of its affiliates or any constituent party .

(g) Mortgagor is and will remain solvent and Mortgagor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(h) Mortgagor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and except as otherwise expressly permitted in Section 9 hereof, Mortgagor will not, nor will Mortgagor permit any constituent party of Mortgagor or any owner of Mortgagor or any Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Mortgagor or such constituent party or Guarantor without the written consent of Mortgagee.

(i) Mortgagor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. Mortgagor's assets will not be listed as assets on the financial statement of any other entity. Mortgagor shall have its own separate financial statement, provided, however, that Mortgagor's assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statement is required to comply with the requirements of generally accepted accounting principles (“GAAP“), provided that such consolidated financial statement shall contain a footnote to the effect that Mortgagor's assets are owned by Mortgagor and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and further provided that such assets shall be listed on Mortgagor's own separate balance sheet. Mortgagor will file its own federal tax returns or be included in the federal tax returns of its sole member, FSP 303 East Wacker Drive Corp. and will not file a consolidated federal income tax return with any other corporation. Mortgagor shall maintain its books, records, resolutions and agreements as official records. Notwithstanding the above, as long as FSP 303 East Wacker Drive Corp. is a public reporting entity, Mortgagee will agree that the statements prepared by FSP 303 East Wacker Drive Corp. and submitted to the SEC will be acceptable substitutes for the financial statements required in this subsection.

(j) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Mortgagor, any constituent party of Mortgagor, any Guarantor or any affiliate or any constituent party of Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize separate telephone numbers, stationery, invoices and checks.

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(k) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l) Neither Mortgagor nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, or the sale of material assets of Mortgagor, except as may be expressly provided in Section 9 hereof.

(m) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any affiliate or any constituent party of Mortgagor or any owner of Mortgagor, any Guarantor, or any affiliate or any constituent party of Guarantor, or any other person, and will not participate in a cash management system with any such party.

(n) Mortgagor will not commingle its assets with those of any other person or entity and will hold all of its assets in its own name.

(o) Mortgagor will not guarantee or become obligated for the debts of any other entity or person and does not and will not hold itself out as being responsible for the debts or obligations of any other person.

(p) Mortgagor shall allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate.

(q) The stationery, invoices and checks utilized by Mortgagor or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being Mortgagor's agent.

(r) Mortgagor shall not pledge its assets for the benefit of any other person or entity, and other than with respect to the Loan.

(s) Mortgagor shall correct any known misunderstanding regarding its separate identity.

(t) Mortgagor shall not identify itself as a division of any other person or entity.

20. Events of Default; Remedies. Each of the following events shall constitute an “Event of Default” hereunder:

(a) if (i) any installment of interest or principal is not paid within five (5) days after the same is due, (ii) the entire Indebtedness is not paid on or before the Maturity Date (or if the Maturity Date has been accelerated, upon such acceleration), or (iii) any other payment or charge due under the Note, this Mortgage or any other Loan Documents is not paid when due;

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(b) if any Taxes payable directly to the billing authority by Mortgagor are not paid before interest becomes payable on the amount due or a penalty is assessed (provided that the foregoing provisions of this clause (b) shall be subject to the right to contest Taxes granted to Mortgagor in Paragraph 4(b) of this Mortgage, but only for so long as the conditions in Paragraph 4(b) of this Mortgage remain satisfied);

(c) if the Policies are not kept in full force and effect and are not delivered to Mortgagee when required hereunder, or if the Policies are not delivered to Mortgagee within ten (10) days after request by Mortgagee;

(d) if any of the provisions of Paragraphs 7, 9 or 39 herein are violated or not complied with;

(e) if any of the provisions of Paragraph 19 herein are violated or not complied with and such default shall not have been cured within fifteen (15) days after notice from Mortgagee;

(f) if any of the events described in Paragraph 41 shall occur;

(g) if at any time any representation or warranty of Mortgagor or any Guarantor made herein or in any guaranty, agreement, certificate, report, affidavit, owner’s affidavit, financial statement or other instrument furnished to Mortgagee shall be false or misleading in any respect;

(h) if any mortgagee under a mortgage on the Mortgaged Property, whether superior or subordinate to this Mortgage (i) demands payment in full or otherwise accelerates any indebtedness of Mortgagor or (ii) otherwise commences the exercise of any remedy available to such party under any loan document;

(i) if Mortgagor fails to cure promptly any violation of any law or ordinance affecting the Mortgaged Property (provided that the foregoing provisions of this clause (h) shall be subject to any right to contest such violation specifically granted to Mortgagor in Paragraph 8 of this Mortgage);

(j) if any Guaranty (as hereinafter defined) is terminated or any event or condition occurs which, in the sole judgment of Mortgagee, may impair the ability of any Guarantor to perform its obligations under any Guaranty or any Guarantor attempts to withdraw, cancel or disclaim any Guaranty;

(k) if a default by Mortgagor under any of the other terms, covenants or conditions of the Note, this Mortgage or any other Loan Document shall occur and such default shall not have been cured within thirty (30) days after notice from Mortgagee, provided that if such default is not susceptible of being cured within such thirty (30) day period and Mortgagor shall have commenced the cure of such default within such thirty (30) day period and thereafter diligently pursues such cure to completion, then such thirty (30) day period shall be extended for a period of ninety (90) days from the occurrence of the default, provided, further, that the notice and grace period set forth in this subparagraph (j) shall not apply to any other Event of Default expressly set forth in this Paragraph 20 or to any other Event of Default defined as such in any other Loan Document or to any other covenant or condition with respect to which a grace period is expressly provided elsewhere; or

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(l) if any of the provisions of Paragraphs 42(d) and/or Paragraph 42(f) are violated or not complied with, and/or if any representation or warranty in Paragraph 42(b) and/or 42(c) shall prove false or misleading in any respect and/or if any of the events described in Paragraph 42(e) shall occur.

Upon the occurrence of any Event of Default, the Indebtedness shall immediately become due at the option of Mortgagee.

Upon the occurrence of any Event of Default, Mortgagor shall pay interest on the entire unpaid principal balance of the Note, as defined in and provided for in the Note.

Upon the occurrence of any Event of Default, Mortgagee may, to the extent permitted under applicable law, elect to treat the fixtures included in the Mortgaged Property either as real property or as personal property, or both, and proceed to exercise such rights as apply thereto. With respect to any sale of real property included in the Mortgaged Property made under the powers of sale herein granted and conferred, Mortgagee may, to the extent permitted by applicable law, include in such sale any fixtures included in the Mortgaged Property and relating to such real property.

21. Additional Remedies.

(a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it shall deem advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property or any part thereof or interest therein, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee (i) enter into or upon the Real Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat, (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property, (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof and (E) apply the receipts from the Mortgaged Property to the payment of the Indebtedness, after deducting therefrom all expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee and its counsel, agents and employees, or (ii) institute proceedings for the complete foreclosure of this Mortgage in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels, or (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to

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the continuing lien of this Mortgage for the balance of the Indebtedness not then due, or (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all or any part of any estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of or estate in the Mortgaged Property, or (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or (vi) recover judgment on the Note or any Guaranty either before, during or after any proceedings for the enforcement of this Mortgage, or (vii) pursue such other remedies as Mortgagee may have under applicable law.

(b) The purchase money proceeds or avails of any sale made under or by virtue of this Paragraph 21, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Paragraph 21 or otherwise, shall be applied as follows:

First: To the payment of the costs and expenses of any such sale, including reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest as provided herein on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal, together with any and all applicable interest, fees and late charges.

Third: To the payment of any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage or of the Note or of the Guaranty.

Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

Mortgagee and any receiver of the Mortgaged Property, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.

(c) Mortgagee may adjourn from time to time any sale by Mortgagee to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

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(d) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Paragraph 21, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Paragraph 21, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(e) In the event of any sale made under or by virtue of this Paragraph 21 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Note, this Mortgage, any Guaranty or any other Loan Document to the contrary notwithstanding, become due and payable.

(f) Upon any sale made under or by virtue of this Paragraph 21 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(g) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

22. Right to Cure Defaults. Upon the occurrence of any Event of Default or if Mortgagor fails to make any payment or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Without limiting the foregoing, Mortgagee may enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property, and the cost and expense thereof (including, without limitation, attorneys’ fees and disbursements to the extent permitted by law), with interest as provided in this Paragraph 22, shall be immediately due and payable to Mortgagee upon demand by Mortgagee therefor. All such costs and expenses incurred by Mortgagee in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the

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Default Rate (as such term is defined in the Note), for the period from the date that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses, together with interest thereon at the Default Rate, shall be added to the Indebtedness and shall be secured by this Mortgage. If the principal sum of the Note or any other amount required to be paid on the Maturity Date under the Note shall not be paid on the Maturity Date, interest shall thereafter be computed and paid at the Default Rate.

23. Late Payment Charge. If any monthly principal and interest payment is not paid in accordance with the Note, a late charge (the “Late Charge“) shall be due as provided for in the Note.

24. Prepayment. The Indebtedness may be prepaid only in accordance with the terms of the Note.

25. Prepayment After Event of Default. A tender of the amount necessary to satisfy the entire indebtedness paid at any time following an Event of Default or acceleration (which acceleration shall be at Mortgagee’s sole option), including at a foreclosure sale or during any subsequent redemption period, if any, shall be deemed a voluntary prepayment, which payment shall include a premium, the calculation of which shall be in accordance with the terms of the Note and shall depend upon whether the Event of Default or acceleration first occurred (i) prior to the time, if any, the prepayment of the principal balance is not permitted pursuant to the terms of the Note and prior to the date on which the full amount of the balance of principal and interest then remaining unpaid shall be due or (ii) on or after the date on which prepayment of the principal balance is permitted pursuant to the terms of the Note.

26. Appointment of Receiver. Mortgagee, upon the occurrence of an Event of Default or in any action to foreclose this Mortgage or upon the actual or threatened waste to any part of the Mortgaged Property, shall be entitled to the appointment of a receiver without notice and without regard to the value or condition of the Mortgaged Property as security for the Indebtedness or the solvency or insolvency of any person liable for the payment of the Indebtedness.

27. Security Agreement.

(a) This Mortgage is both a real property Mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor, by executing and delivering this Mortgage grants to Mortgagee, as security for the Indebtedness, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (such portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this Paragraph 27 the “Collateral“). Mortgagor hereby authorizes Mortgagee to file financing statements in order to create, perfect, preserve and continue the security interest(s) herein granted. This Mortgage shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code and shall cover all items of the Collateral that are or are to become fixtures. Information concerning the security interest(s) herein granted may be obtained from Mortgagee upon request.

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If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys’ fees and disbursements, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such sale, disposition or action shall constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Indebtedness in such priority and proportions as Mortgagee in its discretion shall deem proper.

Mortgagor shall notify Mortgagee of any change in name, identity or structure of Mortgagor, and Mortgagor hereby expressly authorizes Mortgagee to file and record, at Mortgagor's sole cost and expense, such Uniform Commercial Code forms as are necessary to maintain the priority of the lien of Mortgagee upon and security interest in the Collateral. In addition, Mortgagor shall promptly execute, file and record such additional Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary and shall pay all expenses and fees in connection with the filing and recording thereof, provided that no such additional documents shall increase the obligations of Mortgagor under the Note, this Mortgage or the other Loan Documents. Mortgagor hereby authorizes Mortgagee and grants to Mortgagee an irrevocable power of attorney, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements in connection with the Collateral covered by this Mortgage.

(b) That portion of the Mortgaged Property consisting of personal property and equipment, shall be owned by Mortgagor and shall not be the subject matter of any lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any person or entity other than Mortgagor nor shall Mortgagor create or suffer to be created any security interest covering any such property as it may from time to time be replaced, other than the security interest created herein.

28. Authority.

(a) Mortgagor has full power, authority and legal right to execute this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, hypothecate and assign and grant a security interest in the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor’s part to be performed.

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(b) Mortgagor represents and warrants to Mortgagee that Mortgagor is not a “foreign person” and covenants with Mortgagee that Mortgagor will not, throughout the term of the Note, become a “foreign person” within the meaning of §1445 and §7701 of the Internal Revenue Code of 1986, (26 USC §§1445, 7701) and the related Treasury Department regulations, including, without limitation, temporary regulations (hereinafter collectively the “Code“); that is, such Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code.

(c) Mortgagor represents and warrants to Mortgagee that Mortgagor is a limited liability company organized and existing under the laws of the State of Delaware.

29. Actions and Proceedings. Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, shall decide should be brought to protect its interest(s) in the Mortgaged Property.

30. Further Acts, Etc. Mortgagor will, at the sole cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, Mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage and, on demand, will execute and deliver within five (5) business days after request of Mortgagee, and if Mortgagor fails to so deliver, hereby authorizes Mortgagee thereafter to execute in the name of Mortgagor without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel Mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation such rights and remedies available to Mortgagee pursuant to this Paragraph 30.

31. Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property, to be filed, registered or recorded and, thereafter, from time to time, each such other instrument of further assurance to be filed, registered or recorded, all in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest(s) of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any Mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the making, execution, delivery and/or recording of this Mortgage, any Mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making, execution, delivery and/or recording of this Mortgage, any Mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance.

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32. Usury Laws. This Mortgage and the Note are subject to the express condition that at no time shall Mortgagor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Mortgagor is permitted by law to contract or agree to pay. If by the terms of this Mortgage or the Note, Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, the rate of interest under the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note and the principal balance of the Note shall be reduced by such amount in the inverse order of maturity.

33. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise specifically provided herein.

34. Recovery of Sums Required To Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as the same become due, without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

35. Marshalling and Other Matters. Mortgagor waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

36. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

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37. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor’s remedies shall be limited to injunctive relief or declaratory judgment.

38. Reporting Requirements. At the request of Mortgagee, Mortgagor shall supply or cause to be supplied to Mortgagee either (a) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Mortgagor’s attorney or other person responsible for the preparation of such form, together with a certificate from the person who prepared such form to the effect that such form has, to the best of such person’s knowledge, been accurately prepared and that such person will timely file such form or (b) a certification from Mortgagor that the Loan is a refinancing of the Mortgaged Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Mortgagor hereby indemnifies, defends and holds Mortgagee harmless from and against all loss, cost, damage and expense (including without limitation, attorneys’ fees and disbursements and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may incur, directly or indirectly, as a result of or in connection with the assertion against Mortgagee of any claim relating to the failure of Mortgagee to comply with this Paragraph 38.

39. Hazardous Materials.

(a) To the best of Mortgagor's knowledge, except as otherwise disclosed to Mortgagee in writing prior to funding of the Loan or in that certain Phase I Environmental Site Assessment by EBI Consulting dated June 17, 2011 (file No. 11112782) (the "Phase I"), Mortgagor represents and warrants that (i) except for Permitted Hazardous Materials (as hereinafter defined) the Mortgaged Property is now and at all times during Mortgagor’s ownership thereof has been free of contamination from any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, Mold (defined as the presence of any form of (a) multicellular fungi that live on plant or animal matter and an indoor environment (including without limitation Cladosporium, Penicillium, Alternaria, Aspergillus, Fusarium, Trichoderma, Memnoniella, Mucor, and Stachybotrys chartarum (SC) often found in water damaged building materials), (b) spores, scents or byproducts produced or released by fungi, including mycotoxins and (c) microbial matter which reproduces through mold, mildew and viruses, whether or not such microbial matter is living (collectively “Mold”)), waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or

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regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments (collectively but excluding Permitted Hazardous Materials, the “Hazardous Materials”), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601 et seq. (“CERCLA”); The Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et seq. (“RCRA”); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (“SARA”); Toxic Substances Control Act, 15 U.S.C. section 2601 et seq. (“TSCA”); the Hazardous Materials Transportation Act, 49 U.S.C. section 1801 et seq.; and any other state superlien or environmental clean-up or disclosure statutes (all such laws, rules and regulations being referred to collectively as “Environmental Laws”), (ii) Mortgagor has not caused or suffered to occur any discharge, spill, uncontrolled loss or seepage of any Hazardous Materials onto any property adjoining the Mortgaged Property, (iii) Mortgagor has not received any complaint, notice, letter, or other communication from occupants, tenants, guests, employees, licensees or any other person regarding odors, poor indoor quality, Mold, or any activity, condition, event or omission that causes or facilitates the growth of Mold and Mortgagor further represents to the best of its knowledge that no Mold or any activity, condition, event or omission that causes or facilitates the growth of Mold exists at the property, and (iv) neither the Mortgagor nor any tenant or occupant of all or part of the Mortgaged Property is now or has been involved in operations at the Mortgaged Property which could lead to liability for Mortgagor or any other owner of the Mortgaged Property or the imposition of a lien on the Mortgaged Property under any Environmental Law.

For purposes of the foregoing, Permitted Hazardous Materials shall mean materials which (i) are ordinarily and customarily used by Mortgagor or any current tenant or any future tenant, which tenant and its lease have been approved by Mortgagee in the regular operation of the Managed Property, as an office building, and (ii) are used, stored, disposed of and handled in strict compliance with and in quantities permitted by applicable environmental laws and regulations.

(b) At its sole cost and expense, Mortgagor shall comply with and shall use commercially reasonable efforts to cause all tenants and other occupants of the Mortgaged Property to comply with all Environmental Laws now in effect or hereafter enacted with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Materials. Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Materials on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans. Mortgagor shall promptly remove all Hazardous Materials (excluding Permitted Hazardous Materials and encapsulated asbestos) from the Mortgaged Property, such removal to be performed in accordance with all applicable federal, state and local laws, statutes, rules and regulations. Mortgagor shall pay immediately when due the cost of removal of any Hazardous Materials and shall keep the Mortgaged Property free of any lien imposed pursuant to any Environmental Laws now in effect or hereinafter enacted.

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(c) Mortgagor grants Mortgagee and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, to enter the Mortgaged Property to conduct testing and to remove any Hazardous Materials in accordance with all applicable federal, state and local laws, statutes, rules and regulations, and the costs of such testing and removal shall immediately become due to Mortgagee and shall be secured by this Mortgage. Mortgagor, promptly upon the request of Mortgagee, from time to time but no more often than once per twelve (12) month period, shall provide Mortgagee with an environmental site assessment or environmental audit report, or an update of such an assessment or report, all in scope, form and content satisfactory to Mortgagee. Mortgagor shall maintain the integrity of all storage tanks and drums on or under the Mortgaged Property during the term of the Loan in compliance with all Environmental Laws now in effect or hereafter enacted. Mortgagor shall follow an operation and maintenance program with respect to all storage tanks and drums on or under the Mortgaged Property, which program has been approved in writing by Mortgagee.

(d) Mortgagor shall indemnify Mortgagee and hold Mortgagee harmless from and against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may incur as a result of or in connection with the assertion against Mortgagee (whether as past or present holder of this Mortgage, as mortgagee in possession or as past or present owner of the Mortgaged Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) of any claim relating to the presence and/or release, threatened release, storage, disposal, generating or removal of any Hazardous Materials or compliance with any Environmental Laws now in effect or hereafter enacted. The obligations and liabilities of Mortgagor under this Paragraph 39 shall survive full payment of the Loan, entry of a judgment of foreclosure or acceptance of a deed in lieu of foreclosure or any subsequent transfer to a third party. It is understood that the presence and/or release of substances referred to in this section hereof does not pertain to a presence and/or release which first occurs solely after (A) repayment of the Loan in full in accordance with the Loan Documents or (B) acquisition of title to the Property by Mortgagee upon a foreclosure or acceptance of a deed in lieu of foreclosure and surrender of possession and occupancy of the Property by Mortgagor, its agents, affiliates, employees and independent contractors. Mortgagor shall have the burden of proving that the conditions in subparagraph (d) were satisfied by clear and convincing evidence and shall continue to defend with counsel satisfactory to Mortgagee and shall indemnify and hold Mortgagee harmless for all matters set forth in this Paragraph 39, unless and until a court of competent jurisdiction finds that Mortgagor has met such burden.

(e) Nothing contained herein shall constitute or be construed as a waiver of any statutory or judicial federal, state or local law which may provide rights or remedies to Mortgagee against Mortgagor or others in connection with any claim relating to the Mortgaged Property and pertaining to the presence and/or release, threatened release, storage, disposal, generating or removal of any Hazardous Materials or to the failure to comply with any Environmental Laws now or hereafter enacted.

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40. Asbestos. Mortgagor shall not install or permit to be installed in the Mortgaged Property, friable asbestos or any substance containing asbestos. With respect to any such material currently present in the Mortgaged Property, Mortgagor, at Mortgagor’s expense, shall promptly comply with and shall use commercially reasonable efforts to cause all occupants of the Mortgaged Property to comply with all present and future applicable federal, state or local laws, rules, regulations or orders relating to asbestos, friable asbestos and asbestos containing materials. In the event any asbestos, friable asbestos or asbestos containing material is discovered at the Mortgaged Property, Mortgagor shall obtain a comprehensive asbestos report prepared by a licensed engineer or asbestos consultant acceptable to Mortgagee describing the form, extent, location and condition of such asbestos and recommending methods of removal or abatement. Mortgagor shall promptly comply at its sole cost and expense with the recommendations contained in such report, such compliance to be performed in accordance with all applicable federal, state and local laws, statutes, rules and regulations. Mortgagor shall indemnify Mortgagee and hold Mortgagee harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may incur as a result of or in connection with the assertion against Mortgagee (whether as past or present holder of the Mortgage, as mortgagee in possession, or as past or present owner of the Mortgaged Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) of any claim relating to the presence or removal of any asbestos substance referred to in this Paragraph 40, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto. The obligations and liabilities of Mortgagor under this Paragraph 40 shall survive full payment of the Loan, a foreclosure or the acceptance of a deed in lieu of foreclosure.

41. Bankruptcy or Insolvency. In the event that Mortgagor or any Guarantor or, if Mortgagor or any Guarantor is a general or limited partnership, any general partner of any such entity (a) admits in writing its inability to pay its debts generally as they become due, or does not pay its debts generally as they become due, (b) commences as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, (c) has appointed for it or the whole or any substantial part of its property a receiver, conservator, trustee, custodian, manager, liquidator, or similar official by any governmental or judicial authority, (d) makes a proposal or any assignment for the benefit of its creditors, or enters into an arrangement or composition or similar plan or scheme with or for the benefit of creditors generally occurring in circumstances in which such entity is unable to meet its obligations as they become due, (e) has filed against it any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law which (i) is consented to or not timely contested by such entity, or (ii) is not dismissed within sixty (60) days, or (f) by reason of the operation of federal bankruptcy, state insolvency, or similar creditor's rights laws, asserts or has filed against Mortgagor or any guarantor a claim that the transaction creating the lien of this Mortgage is either (i) a fraudulent conveyance or fraudulent transfer, or (ii) a preferential transfer, an Event of Default shall have occurred and as a result, the entire principal balance of the Note and all obligations under any Guaranty shall become immediately due and payable at the option of Mortgagee without notice to Mortgagor or any Guarantor and Mortgagee may exercise any remedies available to it hereunder, under any other Loan Document, at law or in equity.

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42. Compliance with ERISA and State Statutes on Governmental Plans.

(a) Mortgagee represents and warrants to Mortgagor that, as of the date of this Mortgage and throughout the term of this Mortgage, the source of funds from which Mortgagee extends this Mortgage is its general account, which is subject to the claims of its general creditors under state law.

(b) Mortgagor represents and warrants that, as of the date of this Mortgage and throughout the term of this Mortgage, (i) Mortgagor is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA“), which is subject to Title I of ERISA and (ii) the assets of such Mortgagor do not constitute “plan assets” of one or more such plans within the meaning of ERISA Section 3(42) and 29 C.F.R. § 2510.3-101.

(c) Mortgagor represents and warrants to Mortgagee that, as of the date of this Mortgage and throughout the term of this Mortgage (i) Mortgagor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Mortgagor or any Mortgagor are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

(d) Mortgagor covenants and agrees to deliver to Mortgagee such certifications or other evidence from time to time throughout the term of this Mortgage, as requested by Mortgagee in its sole discretion, that (i) Mortgagor is not an “employee benefit plan” or a “governmental plan”, (ii) Mortgagor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii) one or more of the following circumstances is true:

(A)	Equity interests in Mortgagor are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);
(B)	Less than 25 percent of all equity interests in such Mortgagor are held by “benefit plan investors” within the meaning of ERISA Section 3(42); or
(C)	Mortgagor qualifies as a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3.-101(d) or (e).

(e) Any of the following shall constitute an Event of Default under this Mortgage, entitling Mortgagee to exercise any and all remedies to which it may be entitled under this Mortgage, and any other Loan Documents (i) the failure of any representation or warranty made by any Mortgagor under this Paragraph 42 to be true and correct in all respects, (ii) the failure of any Mortgagor to provide Mortgagee with the written certifications and evidence referred to in this Paragraph 42 or (iii) the consummation by Mortgagor or any one Mortgagor of a transaction which would cause the establishment or maintenance of this Mortgage or the other Loan Documents, or any exercise of Mortgagee’s rights under this Mortgage, or the other Loan Documents to constitute a non-exempt prohibited transaction under ERISA or a violation of a state statute regulating governmental plans, or otherwise subjecting Mortgagee to liability for violation of ERISA or such state statute.

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(f) Mortgagor shall indemnify Mortgagee and defend and hold Mortgagee harmless from and against all civil penalties, excise taxes, or other loss, cost, damage and expense (including, without limitation, attorneys’ fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee’s sole discretion) that Mortgagee may incur, directly or indirectly, as a result of a default under this Paragraph 42. This indemnity shall survive any termination, satisfaction or foreclosure of this Mortgage.

43. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

44. Cooperation. Mortgagor acknowledges that Mortgagee and its successors and assigns may (a) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (b) participate the Loan to one or more investors, (c) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets or (d) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (a) through (d) are hereinafter referred to as “Secondary Market Transactions“). Mortgagor shall, at its expense, cooperate in good faith with Mortgagee (aa) in effecting any such Secondary Market Transaction and (bb) to implement all requirements imposed by the Rating Agency involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the Rating Agency and addressing such matters as the Rating Agency may reasonably require; provided, however, that Mortgagor shall not be required to modify any of Mortgagor's organizational documents or modify any documents evidencing or securing the Loan which would modify (i) the interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the amortization of principal of the Note or (iv) any other material term of the Loan. Mortgagor shall provide such information and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property, the Lease and the tenants under the Leases as Mortgagee may reasonably request in connection with a Secondary Market Transaction. Mortgagee shall have the right to provide to prospective investors any information in its possession, including, without limitation, financial statements relating to Mortgagor, the Guarantor, if any, the Mortgaged Property and the tenants under the Leases. Mortgagor acknowledges that certain information regarding the Loan and the parties thereto and the Mortgaged Property may be included in a private placement memorandum, prospectus or other disclosure documents.

45. Indemnification for Recourse Obligations. Mortgagor hereby covenants and agrees unconditionally and absolutely to indemnify and save harmless Mortgagee, its officers, directors, shareholders, employees, agents and attorneys (collectively, the “Indemnified Parties”) against all damages, losses, liabilities, obligation, claims, litigation, demands or defenses, judgments, suits, proceedings, fines, penalties, costs, disbursements and expenses of any kind or nature whatsoever (including without limitation attorneys’ fees reasonably incurred), which may at any time be imposed upon, incurred by or asserted or awarded against the Indemnified Parties and arising from the Recourse Obligations.

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This indemnity shall survive any foreclosure of this Mortgage, the taking of a deed in lieu thereof, or any other discharge of the obligations of the Mortgagor hereunder or a transfer of the Mortgaged Property, even if the indebtedness secured hereby is satisfied in full. Mortgagor agrees that the indemnification granted herein may be enforced by Mortgagee without resorting to or exhausting any other security or collateral or without first having recourse to the Note or the Mortgaged Property covered by this Mortgage through foreclosure proceedings or otherwise; provided, however, that, subject to Paragraph 46 of this Mortgage, nothing herein contained shall prevent Mortgagee from suing on the Note or foreclosing this Mortgage or from exercising any other rights under the Loan Documents.

46. Exculpation and Recourse. The obligations and liability of Mortgagor pursuant to the following subparagraphs (a) and (b) are collectively referred to as “Recourse Obligations“.

(a) Limited Recourse Obligations: Subject to Paragraph 45 hereof and subparagraph (b) below, any claim based on or in respect of any liability of Mortgagor under the Note or under this Mortgage or any other Loan Document shall be enforced only against the Mortgaged Property and any other collateral now or hereafter given to secure the Loan and not against any other assets, properties or funds of Mortgagor; provided, however, that Mortgagor shall be personally liable for amounts under the Loan Documents to the extent of, but limited to the amount of, any loss, costs or damage arising out of the matters described below, which liability shall not be limited solely to the Mortgaged Property and other collateral now or hereafter given to secure the Loan but shall include all of the assets, properties and funds of Mortgagor: (i) fraud, misrepresentation and waste, (ii) any rents, issues or profits collected more than one (1) month in advance of their due dates, (iii) any misappropriation of rents, issues or profits, security deposits and any other payments from tenants or occupants (including, without limitation, lease termination fees) insurance proceeds, condemnation awards, or other sums of a similar nature, (iv) liability under environmental covenants, conditions and indemnities contained in the Mortgage and in any separate environmental indemnity agreements, (v) personalty or fixtures removed or allowed to be removed by or on behalf of Mortgagor and not replaced by items of equal or greater value or functionality than the personalty or fixtures so removed, (vi) failure to pay taxes, assessments or ground rents prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the Mortgaged Property and any sums expended by Mortgagee in the performance of or compliance with the obligations of Mortgagor under the Loan Documents, including, without limitation, sums expended to pay taxes or assessments or hazard insurance premiums or bills for utilities or other services or products for the benefit of the Mortgaged Property, (vii) the unauthorized sale, conveyance or transfer of title to the Mortgaged Property or encumbrance of the Mortgaged Property, (viii) the failure of Mortgagor to maintain its status as a single asset entity pursuant to its organizational documents and the Loan Documents, (ix) a violation of the provisions of Paragraph 18(h) of this Mortgage, and (x) attorney's fees, court costs and other expenses incurred by Mortgagee in connection with its enforcement of its remedies under the Loan Documents, including, but not limited to, in connection with any bankruptcy proceeding or reorganization brought by or against the Mortgagor or any of its principals. Nothing herein shall be deemed (w) to be a waiver of any right which Mortgagee may have under any bankruptcy law of the United States or the state where the Mortgaged Property is located including, but not limited to, Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code, to file a claim for the full amount of the indebtedness secured by this Mortgage or to require that all of the collateral securing the indebtedness secured hereby shall continue to secure all of the indebtedness owing to Mortgagee under the Note, this Mortgage and the other Loan Documents; (x) to impair the validity of the indebtedness secured by this Mortgage; (y) to impair the right of Mortgagee as Mortgagee or secured party to commence an action to foreclose any lien or security interest; or (z) to modify, diminish or discharge the liability of any Guarantor under any Guaranty.

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(b) Full Recourse Obligations. Notwithstanding anything to the contrary contained in this Mortgage or the other Loan Documents, the exculpation provisions of subparagraph (a) above will BECOME NULL AND VOID and the Loan will be FULLY RECOURSE to Mortgagor and any guarantor under any guaranty in the event that Mortgagor, any guarantor under any guaranty or any indemnitor under any indemnity agreement (i) commences as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, (ii) has appointed for it or the whole or any substantial part of its property (other than upon the petition or filing of Mortgagee) a receiver, conservator, trustee, custodian, manager, liquidator, or similar official, by any governmental authority; (iii) makes a proposal or any assignment for the benefit of its creditors, or enters into an arrangement or composition or similar plan or scheme with or for the benefit of creditors generally occurring in circumstances in which such entity is unable to meet its obligations as they become due; (iv) has filed against it any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law which (a) is consented to or not timely contested by such entity, or (b) is not dismissed within one hundred twenty (120) days; (v) if required to do so under the terms of this Mortgage or the other Loan Documents, fails to maintain its status as a single purpose, bankruptcy-remote entity pursuant to its organizational documents and this Mortgage and the other Loan Documents; or (vi) by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws, asserts or has filed against Mortgagor or any guarantor a claim that the transaction creating the lien of this Mortgage is either (a) a fraudulent conveyance or fraudulent transfer, or (b) a preferential transfer.

47. Notices. Any notice, demand, statement, request or consent made hereunder shall be effective and valid only if in writing, referring to this Mortgage, signed by the party giving such notice, and delivered either personally to such other party, or sent by nationally recognized overnight courier delivery service or by certified mail of the United States Postal Service, postage prepaid, return receipt requested, addressed to the other party as follows (or to such other address or person as either party or person entitled to notice may by notice to the other party specify):

To Mortgagee:

John Hancock Life Insurance Company (U.S.A.)

c/o Real Estate Finance Group

197 Clarendon Street, C-3

Boston, MA 02116

Re: Loan No. 526618:11

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and with a copy concurrently to:

Quarles & Brady LLP

300 N. LaSalle Street

Suite 4000

Chicago, IL 60654

Attention: Peter A. Sarasek, Esq.

To Mortgagor:

FSP 303 East Wacker Drive LLC

401 Edgewater Place, Suite 200

Wakefield, Massachusetts 01880

Attention: Mr. George J. Carter

and with a copy concurrently to:

SNR Denton US LLP

4520 Main Street, Suite 1100

Kansas City, Missouri 64111-7700

Attention: John L. Snyder, Esq.

Unless otherwise specified, notices shall be deemed given as follows: (i) if delivered personally, when delivered, (ii) if delivered by nationally recognized overnight courier delivery service, on the day following the day such material is sent, or (iii) if delivered by certified mail, on the third day after the same is deposited with the United States Postal Service as provided above.

48. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (a) failure of Mortgagee to comply with any request of Mortgagor or any Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note, any Guaranty or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Indebtedness or portion thereof or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, any Guaranty, this Mortgage or the other Loan Documents. Mortgagee may resort for the payment of the Indebtedness to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Indebtedness, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded by law.

49. Joint and Several Liability. If there is more than one party comprising Mortgagor, then the obligations and liabilities of each party under this Mortgage shall be joint and several.

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50. Severability. If any term, covenant or condition of the Note, any Guaranty or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note, any Guaranty and this Mortgage shall be construed without such provision.

51. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

52. Indemnity and Mortgagee’s Costs. Mortgagor agrees to pay all costs, including, without limitation, attorneys’ fees and expenses, incurred by Mortgagee in enforcing the terms hereof and/or the terms of any of the other Loan Documents or the Note or any Guaranty, and in protecting, defending, preserving or enforcing the lien and security interest of this Mortgage or any other Loan Document or any interest in the Mortgaged Property pursuant to the terms and conditions of the Loan Documents and applicable law, whether or not suit is filed and waives to the full extent permitted by law all right to plead any statute of limitations as a defense to any action hereunder. Mortgagor agrees to indemnify and hold Mortgagee harmless from any and all liability, loss, damage or expense (including, without limitation, attorneys’ fees and disbursements) that Mortgagee may or might incur hereunder or in connection with the enforcement of any of its rights or remedies hereunder, any action taken by Mortgagee hereunder, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Mortgagee arising out of the Mortgaged Property; and should Mortgagee incur any such liability, loss, damage or expense, the amount thereof with interest thereon at the Default Rate shall be payable by Mortgagor immediately without demand, shall be secured by this Mortgage, and shall be a part of the Indebtedness.

53. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form. The word “Mortgagor“ shall mean Mortgagor and/or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein. The word “Mortgagee“ shall mean Mortgagee or any subsequent holder of the Note. The word “Guaranty“ shall mean any Guaranty of Payment, Guaranty of Completion, Guaranty of Collection, Environmental Indemnity or any other Guaranty or Indemnity given at any time to or for the benefit of Mortgagee in connection with the Loan. The word “Guarantor” shall mean any person giving or making any Guaranty. The word “Note“ shall mean the Note or any other evidence of indebtedness secured by this Mortgage. The words “Loan Documents“ shall mean the Note, this Mortgage, the loan agreement, if any, between Mortgagor and Mortgagee, the security agreement, if any, between Mortgagor and Mortgagee, the assignment of leases and rents, if any, made by Mortgagor to Mortgagee, any reserve agreements between Mortgagor and Mortgagee, any escrow agreements between Mortgagor and Mortgagee, the assignment of contracts, if any, made by Mortgagor to Mortgagee, all Guaranties, if any, made to Mortgagee, any other Mortgage or deed of trust securing the Note and any other agreement, instrument, affidavit or document executed by Mortgagor, any Guarantor or any indemnitor and delivered to Mortgagee in connection with the Loan. The word “person“ shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority or other entity. The words “Mortgaged Property“ shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

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54. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or any one Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

55. No Foreign Person. Mortgagor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department Regulations, including temporary regulations.

56. Separate Tax Lot. To the best of Mortgagor's knowledge, the Mortgaged Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Mortgaged Property or any portion thereof.

57. Right to Release Any Portion of the Mortgaged Property. Mortgagee may release any portion of the Mortgaged Property for such consideration as Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Mortgage shall continue as a lien and security interest in the remaining portion of the Mortgaged Property.

58. Subrogation. The Mortgagee shall be subrogated for further security to the lien, although released of record, of any and all encumbrances paid out of the proceeds of the Loan secured by this Mortgage.

59. Administrative Fees. Mortgagee may charge administrative fees and be reimbursed for all costs and expenses, including reasonable attorneys’ fees and disbursements, associated with reviewing and processing post-closing requests of Mortgagor.

60. Disclosure. Mortgagor represents and warrants that to the best of Mortgagor's knowledge, (a) it has fully disclosed to Mortgagee all known facts material to the Mortgaged Property and the operation and tenants thereof, the Mortgagor, the Mortgagor’s business operations, any guarantor of the Recourse Obligations, any indemnitor of environmental liabilities, and any other Guarantor and any principal of any of them and the background, creditworthiness, financial condition and business operations of each, (b) all material information submitted in connection with this Loan is true, correct and complete, (c) the financial and operating statements and other accounting information submitted in connection with the Loan are true, correct, complete, and fairly present the financial condition of the Mortgagor, Guarantors and Indemnitors and their respective principals and have been prepared consistent with proper accounting standards, and (d) there is no litigation, action, claim, or other proceeding, pending or threatened which might, in any way, materially and/or adversely affect the Applicant, Mortgagor, any Guarantor, any Indemnitor or the principals of any of them, or the Mortgaged Property, Mortgagee's lien thereon, or the financial condition of the Mortgaged Property or any of the aforementioned persons; and a misrepresentation or breach of any representation, warranty or covenant shall be an Event of Default under the Loan Documents.

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61. Headings, Etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

62. Address of Real Property. The street address of the Real Property is as follows: 303 East Wacker Drive, Chicago, Illinois.

63. Method of Payment. All payments of principal and interest and other amounts due under this Mortgage shall be paid to Mortgagee by Automated Clearing House debit against Mortgagor's account. Mortgagor agrees to provide Mortgagee all necessary authorizations.

64. Publicity. Mortgagor agrees that Mortgagee, at its expense, may publicize the financing of the Mortgaged Property in trade and similar publications; provided Mortgagor shall have the right to approve such publicity, which approval shall not be unreasonably withheld.

65. Relationship. The relationship of Mortgagee to Mortgagor under this Mortgage is strictly and solely that of lender and borrower and nothing contained in this Mortgage or any other Loan Document is intended to create, or shall in any event or under any circumstance be construed to create, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor other than that of lender and borrower.

66. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Land as against the collection of the Indebtedness, or any part hereof.

67. No Third Party Beneficiaries. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party Mortgagee or otherwise, except as expressly provided herein.

68. Compliance with Regulation U. Mortgagor represents, warrants and covenants that no part of the proceeds of the Loan will be used for the purpose (whether immediate, incidental or ultimate) of buying or carrying any margin stock within the meaning of Regulation U (12 CFR part 221) of the Board of Governors of the Federal Reserve System of the United States or for the purpose of reducing or retiring any indebtedness which was originally incurred for any such purpose, or for any other purpose which might constitute this Loan a “purpose credit” within the meaning of such Regulation U.

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69. Entire Agreement. This Mortgage, the Note and the other Loan Documents constitute the entire agreement among Mortgagor and Mortgagee with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, such documents and instruments.

70. Servicer. Mortgagee may from time to time appoint a servicer (the “Servicer“) to administer the Loan, which Servicer shall have the power and authority to exercise all of the rights and remedies of Mortgagee and to act as agent of Mortgagee hereunder.

71. Book Entry. Mortgagor hereby appoints Mortgagee as its agent for the purpose of maintaining a registration book in which the ownership of the Note shall be recorded. In addition to any provisions set forth in the Loan Documents, the Note may be sold, transferred or assigned only upon notification by the holder to Mortgagee at the address indicated below that a sale, transfer or assignment of the Note has been duly executed by the holder.

Notice of any sale, transfer or assignment of the Note is to be provided to:

John Hancock Life Insurance Company (U.S.A.)

c/o Book Entry Agent

Real Estate Finance Group

197 Clarendon Street, C-3

Boston, Massachusetts 02116

Attention: Arthur J. Francis

72. Governing Law; Consent to Jurisdiction. This Mortgage shall be governed by and construed in accordance with the law of the state in which the Mortgaged Property is located without regard to conflict of law provisions thereof. Each Mortgagor, endorser AND guarantor hereby submits to personal jurisdiction in said state and the federal courts of the United States of America located in said state (and any appellate courts taking appeals therefrom) for the enforcement of such Mortgagor’S, ENDORSER’S OR GUARANTOR’S obligations hereunder, under the Note, the Guaranty and the other Loan Documents, and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of SUCH ACTION, SUIT, PROCEEDING OR litigation to enforce such obligations of such Mortgagor, ENDORSER or GUARANTOR. EACH Mortgagor, ENDORSER AND GUARANTOR hereby waives and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Mortgage, THE NOTE, ANY GUARANTY or any OTHER LOAN Document, (a) that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in those courts or that this Mortgage, THE NOTE, THE GUARANTY AND/OR ANY OF THE OTHER LOAN DOCUMENTS may not be enforced in or by those courts or that it is exempt or immune from execution, (b) that the action, suit or

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proceeding is brought in an inconvenient forum or (c) that the venue of the action, suit or proceeding is improper. In the event any SUCH action, suit, proceeding or litigation is commenced, Mortgagor, ENDORSER AND GUARANTOR agree that service of process may be made, and personal jurisdiction over such Mortgagor, ENDORSER OR GUARANTOR obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon such Mortgagor, ENDORSER or GUARANTOR AT 401 EDGEWATER PLACE, SUITE 200, WAKEFIELD, MASSACHUSETTS 01880.

73. Additional Funding.

(a) Additional Funding. Mortgagor hereby reserves and shall have the two-time right to submit a written request to Mortgagee at any time between the first day of the Second Loan Year and the first day of the Fifth Loan Year (as defined in the Note) for additional loan proceeds of not less than $2,000,000.00 in any one instance and not more than $15,000,000.00 in the aggregate (“Additional Funding”) provided the following conditions are satisfied:

(i) The rental and debt service coverage requirements of Condition No. 7 of that certain Mortgage Loan Application to John Hancock Life Insurance Company (U.S.A.) (#526618:11) dated May 24, 2011, as amended ("Loan Application") executed on behalf of Mortgagor and submitted to and accepted by Mortgagee are satisfied as of the date of the request for and the funding of the Additional Funding, as determined by Mortgagee, taking into consideration the Loan and the amount of such Additional Funding;

(ii) No Event of Default has occurred and is continuing under the Loan Documents;

(iii) There shall be no partial funding of the Additional Funding;

(iv) Any request for all or part of the Additional Funding shall be made in accordance with Paragraph 73(b) below;

(v) Mortgagee at the time of the request for such Additional Funding is then continuing to finance loans of the same size, property type, location, character and credit quality as the Loan and the Additional Funding, and the interest rate on the Additional Funding shall be as set forth in Paragraph 73(b) below;

(vi) Except as set forth in this Paragraph 73 or in the Rate Lock Confirmation (as defined below), the Additional Funding shall be on the same terms and conditions as the Loan and shall be evidenced by an amendment to the existing Loan Documents or by a second note and mortgage on the Mortgaged Property as determined by Mortgagee (all of which Loan Documents shall be satisfactory to Mortgagee);

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(vii) The Additional Funding shall be amortized over the remaining term of the Loan (e.g. if drawn at the end of the third (3rd) year, with seven (7) years remaining on the loan term of the original Loan, then the Additional Funding will be amortized over twenty-seven (27) years); and

(viii) The Additional Funding shall have the same loan maturity date as the initial Loan maturity date as set forth in Paragraph 74(d) below.

(b) Rate Lock Process. Upon receipt of sufficient and satisfactory information from Mortgagor, including, but not limited to, (i) a rent roll for the Mortgaged Property certified by the Mortgagor which is no more than thirty (30) days old, (ii) current operating statements for the Mortgaged Property in form and for periods as Mortgagee may reasonably request, and (iii) financial statements from the Mortgagor, its principals, Guarantors and Indemnitors, as set forth in Condition A15 of the Loan Application (“Quote Package”), Mortgagee may, in Mortgagee’s sole discretion, issue a Rate Lock Confirmation to Mortgagor in a form substantially shown on Exhibit E to the Loan Application and the process described in Section 3(b) of the Loan Application shall be followed. The Rate Lock Confirmation shall also set forth any Good Faith Deposit or Commitment Fee that must be paid in connection with the Additional Funding. Mortgagor understands and agrees that Mortgagee shall be under no obligation to issue a Rate Lock Confirmation for the Additional Funding, and any Additional Funding shall be subject to approval by Mortgagee.

(c) Due Diligence Matters. The following shall be conditions precedent to advance of the Additional Funding:

(i) Title, Title Evidence and Title Insurance. Mortgagor shall provide an endorsement to the loan title insurance policy issued to Mortgagee in connection with the initial closing of the Loan (“Title Endorsement”), reflecting the Additional Funding and satisfactory in form and content to Mortgagee.

(ii) Survey. Mortgagor shall provide a certificate from the Mortgagor and Guarantors, certifying that no exterior changes to the buildings or improvements have occurred on the Mortgaged Property since the date of the Survey. A recertification and update of the Survey will be required in form and substance satisfactory to Mortgagee, dated within sixty (60) days of the Closing for the Additional Funding if (aa) the Title Endorsement reveals any new title matters that are plottable; or (bb) there are any exterior additions, alterations or other changes to the Mortgaged Property.

(iii) Mortgagor Requirements. Mortgagor shall provide a certificate from the Mortgagor, certifying that Mortgagor and its constituent entities continue to comply with the requirements of the Loan Application; Mortgagor will also provide a certified copy of all organizational documents pertaining to the Mortgagor and, if requested by Mortgagee, its constituent entities.

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(iv) Compliance with Environmental Laws; Loan Documents. Mortgagor shall provide a certificate from the Mortgagor and the Guarantors in form and substance satisfactory to Mortgagee, certifying that there have been no changes to any matters contained in the Environmental Certificate attached to the Loan Application, to any of the representations and warranties regarding environmental matters contained in the Loan Documents or to any other environmental matter related to the Mortgaged Property. In addition, Mortgagee shall obtain at Mortgagor’s expense, a report from an environmental database confirming that there have been no changes to the environmental conditions or listings at the Mortgaged Property of any adjacent property since the date of the last verification of the initial assessment.

(v) Compliance with Zoning, Building Laws, Subdivision and Other Laws, Regulations, etc. and Separate Tax Parcel. Mortgagor shall provide a certificate from the Mortgagor and Guarantors, certifying that no exterior changes to the buildings or improvements have occurred on the Mortgaged Property and no changes of use or access or the parking have occurred, in each case since the initial funding of the Loan.

(vi) Third Party Inspections. Mortgagor shall provide a certificate from the Mortgagor and Guarantors, certifying that since the date of funding the initial Loan no changes to the buildings or improvements have occurred on the Mortgaged Property and no repairs or replacements in excess of $500,000.00 in any one instance have occurred which were not expressly contemplated in the Property Condition Report or pursuant to, and in compliance with, one of the reserve agreements established at the Closing of the Loan. Any matters disclosed by the original Property Condition Report which the Mortgagor agreed to remedy will be re-inspected by Mortgagee or an engineer acceptable to Mortgagee, at Mortgagor’s expense. Mortgagee shall also have the right to re-inspect the Mortgaged Property to verify the condition of the Mortgaged Property and to assure that no adverse changes have occurred at the Mortgaged Property.

If requested by Mortgagee, Mortgagor shall provide an update to the Property Condition Report that Mortgagor delivered to Mortgagee in connection with the Loan (“Initial PCR”) in form satisfactory to Mortgagee and prepared by an engineer approved by Mortgagee, confirming that any identified matters in the Initial PCR have been remedied and corrected as required and that otherwise there have been no adverse changes to the conditions at the Mortgaged Property since the date of the Initial PCR.

(vii) Lease Requirements. Mortgagor, not more than fourteen (14) days prior to the Closing Date for the Additional Funding, shall provide an updated rent roll certified by Mortgagor identifying any changes to the rent roll submitted as part of the Quote Package.

(viii) Appraisal. An update of the Appraisal prepared by the appraiser who prepared the original Appraisal, which update must be acceptable to Mortgagee.

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(ix) Reserve Funds. The amounts, deposits and payments into the reserve accounts required by the Loan Application will be evaluated and may be adjusted as part of the Rate Lock Process based upon the information obtained or revealed during the Rate Lock Process and subsequent due diligence and evaluation of Mortgagee prior to the Additional Funding.

(x) Opinion of Counsel. Mortgagor shall provide an update to all opinions issued in connection with the Loan satisfactory in form and substance to Mortgagee dated as of the closing of the Additional Funding from an attorney approved by Mortgagee and its counsel opining to the matters set forth in Condition A13(c)(iii) of the Loan Application, to the extent applicable, and Condition A14 of the Loan Application; provided, however, that any opinion issued regarding the Loan Documents shall apply to the loan documents executed in connection with the Additional Funding.

(xi) Costs and Expenses of Mortgagee; Additional Funding Correspondent Fee. Mortgagor shall pay or reimburse Mortgagee for all costs and expenses incurred by Mortgagor in connection with the Additional Funding (including without limitation attorneys fees), and shall further pay to Mortgagee a fee in the amount of $10,000.00.

74. Illinois State Law Provisions.

(a) The provisions of this Paragraph 74 are an integral part of this Mortgage and in the event of any inconsistencies between the terms and conditions of any other paragraph or provision of this Mortgage and this Paragraph 74, the terms and conditions of this Paragraph 74 shall control.

(b) The proceeds of the indebtedness secured hereby referred to herein shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor, and the entire principal obligation secured by this Mortgage constitutes (i) a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4(1)(c), and (ii) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(1).

(c) Illinois Mortgage Foreclosure Law. It is the intention of Mortgagor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 5/15-1101 et seq., and with respect to such Act, Mortgagor agrees and covenants that:

(i) In the event any provision in this Mortgage shall be inconsistent with any provision of the Act, the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with the Act.

(ii) If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act to the full extent permitted by law.

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(iii) Mortgagor and Mortgagee shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference;

(iv) Wherever provision is made in this Mortgage for insurance policies to bear mortgagee clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of the Mortgagee shall continue in the Mortgagee as judgment creditor or mortgagee until confirmation of sale;

(v) In addition to any provision of this Mortgage authorizing the Mortgagee to take or be placed in possession of the Mortgaged Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in the possession of the Mortgaged Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in Sections 15-1701 and 15-1703 of the Act; and

(vi) Mortgagor acknowledges that the Mortgaged Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act.

(vii) Mortgagor hereby voluntarily and knowingly waives its statutory rights to reinstatement and redemption pursuant to 735 ILCS Section 5/15-1601(b).

(viii) All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by the Mortgage, or the Credit Agreement or by the Act (collectively “Protective Advances”), shall have the benefit of all applicable provisions of the Act, including those provisions of the Act hereinbelow referred to:

(1) all advances by Mortgagee in accordance with the terms of the Mortgage or the Credit Agreement to: (i) preserve, maintain, repair, restore or rebuild the improvements upon the Mortgaged Property; (ii) preserve the lien of the Mortgage or the priority thereof; or (iii) enforce the Mortgage, as referred to in Subsection (b)(5) of Section 5/15-1302 of the Act;

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(2) payments by Mortgagee of (i) principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrances; (ii) real estate taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Mortgaged Property or any part thereof; (iii) other obligations authorized by the Mortgage; or (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 5/15-1505 of the Act;

(3) advances by Mortgagee in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

(4) reasonable attorneys’ fees and other costs incurred: (i) in connection with the foreclosure of the Mortgage as referred to in Section 5/15-1504(d)(2) and 5/15-1510 of the Act; (ii) in connection with any action, suit or proceeding brought by or against the Mortgagee for the enforcement of the Mortgage or arising from the interest of the Mortgagee hereunder; or (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action related to the Mortgage or the Mortgaged Property;

(5) Mortgagee’s fees and costs, including reasonable attorneys’ fees, arising between the entry of judgment of foreclosure and the confirmation hearings as referred to in Section 5/15-1508(b)(1) of the Act;

(6) expenses deductible from proceeds of sale as referred to in Section 5/15-1512(a) and (b) of the Act; and

(7) expenses incurred and expenditures made by Mortgagee for any one or more of the following: (i) if the Mortgaged Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof; (ii) if Mortgagor’s interest in the Mortgaged Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease;(iii) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or mortgagee takes possession of the Mortgaged Property imposed by Section 5/15-1704(c)(1) of the Act; (iv) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (v) payments deemed by Mortgagee to be required for the benefit of the Mortgaged Property or required to be made by the owner of the Mortgaged Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit or of affecting the Mortgaged Property; (vi) shared or common expense assessments payable to any association or corporation in which the owner of the Mortgaged Property is a member in any way affecting the Mortgaged Property; (vii) if the Loan secured hereby is a construction loan, costs incurred by Mortgagee for demolition,

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preparation for and completion of construction, as may be authorized by the applicable commitment, loan agreement or other agreement; (viii) payments required to be paid by Mortgagor or Mortgagee pursuant to any lease or other agreement for occupancy of the Mortgaged Property; and (ix) if the Mortgage is insured, payment of FHA or private mortgage insurance required to keep such insurance in force.

(ix) All Protective Advances shall be so much additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the rate of interest payable after default under the terms of the Notes.

(x) This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 5/15-1302 of the Act.

(d) Notes. The Notes provide, among other things, for final payment of principal and interest under the Notes, if not sooner paid or payable as provided therein, to be due no later than September 1, 2021, which Notes are by this reference thereto being incorporated herein.

(e) Additional Advances. This Mortgage secures payment of such additional sums with interest thereon which may hereafter be loaned to Mortgagor by Mortgagee or advanced under the any of the Loan Documents securing or evidencing the Loan, even though the aggregate amount outstanding at any time may exceed the original principal balance stated herein and in the Notes (provided, however, that the indebtedness secured hereby shall in no event exceed three hundred percent (300%) of the full amount of the Note.

(f) Collateral Protection Act. Pursuant to the terms of the Collateral Protection Act (815 ILCS 180/1 et seq.), Mortgagor is hereby notified that:

“UNLESS MORTGAGOR PROVIDES MORTGAGEE WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS MORTGAGE, MORTGAGEE MAY PURCHASE INSURANCE AT MORTGAGEE’S EXPENSE TO PROTECT MORTGAGEE’S INTERESTS IN THE MORTGAGED PROPERTY, WHICH INSURANCE MAY, BUT NEED NOT, PROTECT THE INTERESTS OF MORTGAGOR. THE COVERAGE PURCHASED BY MORTGAGEE MAY NOT PAY ANY CLAIM MADE BY MORTGAGOR OR ANY CLAIM MADE AGAINST MORTGAGOR IN CONNECTION WITH THE MORTGAGED PROPERTY. MORTGAGOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY MORTGAGEE, BUT ONLY AFTER PROVIDING MORTGAGEE WITH EVIDENCE THAT MORTGAGOR HAS OBTAINED THE INSURANCE AS REQUIRED HEREUNDER. IF MORTGAGEE PURCHASES INSURANCE, THE MORTGAGOR WILL BE RESPONSIBLE FOR THE COSTS OF SUCH INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES IMPOSED IN CONNECTION WITH THE PLACEMENT OF THE

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INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE TOTAL OBLIGATION SECURED HEREBY. THE COSTS OF SUCH INSURANCE MAY BE GREATER THAN THE COST OF INSURANCE MORTGAGOR MAY BE ABLE TO OBTAIN FOR ITSELF.”

[Signature page to follows.]

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IN WITNESS WHEREOF, Mortgagor has duly executed and delivered this Mortgage as of the day and year first above written.

MORTGAGOR:

FSP 303 EAST WACKER DRIVE LLC,
a Delaware limited liability company

By:	/s/ George J. Carter
Name: Title:	George J. Carter President

Commonwealth of Massachusetts	)
) SS.
County of Middlesex	)

On this 21st day of July, in the year 2011, before me, Judy E. McIsaac, a Notary Public in and for said state, personally appeared GEORGE J. CARTER, President of FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company, known to me to be the person who executed the within Mortgage, Assignment of Leases and Rents and Security Agreement in behalf of said limited liability company and acknowledged to me that he executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and Commonwealth aforesaid on the day and year above written.

/s/ Judy E. McIsaac
Notary Public

	Printed Name:	Judy E. McIsaac

My Commission Expires: 11-10-11

[NOTARY STAMP]

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EXHIBIT A

DESCRIPTION OF LAND

PARCEL 1:

A PARCEL OF LAND, BEING PART OF THE LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO BEING THE WHOLE OF THE SOUTHWEST FRACTIONAL 1/4 OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, WHICH PARCEL OF LAND IS BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING ON THE EAST LINE OF NORTH COLUMBUS DRIVE (AS SAID NORTH COLUMBUS DRIVE WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN THE RECORDER'S OFFICE OF COOK COUNTY, ILLINOIS ON THE FIFTH DAY OF JUNE, 1972, AS DOCUMENT NUMBER 21925615) AT A POINT WHICH IS 932.542 FEET MEASURED ALONG SAID EAST LINE, NORTH FROM THE POINT OF INTERSECTION OF SAID EAST LINE EXTENDED SOUTH WITH THE NORTH LINE, EXTENDED EAST OF EAST RANDOLPH STREET; AND RUNNING THENCE EAST ALONG A LINE PERPENDICULAR TO SAID EAST LINE OF NORTH COLUMBUS DRIVE, A DISTANCE OF 160.571 FEET; THENCE NORTH ALONG A LINE PERPENDICULAR TO SAID LAST DESCRIBED COURSE, A DISTANCE OF 153.286 FEET TO AN INTERSECTION WITH THE SOUTHERLY LINE OF EAST WACKER DRIVE AS SAID EAST WACKER DRIVE WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY THE AFORESAID INSTRUMENT RECORDED AS DOCUMENT NUMBER 21925615; THENCE WESTWARDLY ALONG SAID SOUTHERLY LINE OF EAST WACKER DRIVE (DEFLECTING 80 DEGREES, 20 MINUTES, 34 SECONDS TO THE LEFT FROM THE LAST DESCRIBED COURSE EXTENDED) A DISTANCE OF 136.569 FEET TO THE POINT ON SAID SOUTHERLY LINE OF EAST WACKER DRIVE WHICH IS 20.00 FEET MEASURED ALONG THE WESTWARD EXTENSION OF SAID SOUTHERLY LINE, EASTERLY FROM THE POINT OF INTERSECTION OF SAID WESTWARD EXTENSION WITH THE NORTHWARD EXTENSION OF THE CURVED EASTERLY LINE OF SAID NORTH COLUMBUS DRIVE; THENCE SOUTHWESTWARDLY ALONG THE SOUTHEASTERLY LINE OF SAID PREMISES DEDICATED AND CONVEYED TO THE CITY OF CHICAGO FOR EAST WACKER DRIVE AND FOR NORTH COLUMBUS DRIVE (DEFLECTING 47 DEGREES, 41 MINUTES, 39 SECONDS TO THE LEFT FROM THE LAST DESCRIBED COURSE EXTENDED) A DISTANCE OF 26.923 FEET TO THE POINT ON SAID CURVED EASTERLY LINE OF NORTH COLUMBUS DRIVE WHICH IS 20.00 FEET, MEASURED ALONG THE NORTHWARD EXTENSION OF SAID CURVED EASTERLY LINE, SOUTHERLY FROM THE POINT OF INTERSECTION OF SAID NORTHWARD EXTENSION, WITH SAID WESTWARD EXTENSION OF THE SOUTHERLY LINE OF EAST WACKER DRIVE; THENCE SOUTHWARDLY ALONG SAID CURVED EASTERLY LINE OF NORTH COLUMBUS DRIVE, SAID

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EASTERLY LINE BEING THE ARC OF A CIRCLE WHICH IS CONVEX TO THE WEST AND HAS A RADIUS OF 1967.204 FEET A DISTANCE OF 136.493 FEET TO THE POINT OF TANGENT IN THE EAST LINE OF SAID NORTH COLUMBUS DRIVE WHICH IS 955.764 FEET, MEASURED ALONG SAID EAST LINE, NORTH FROM THE POINT OF INTERSECTION OF SAID EAST LINE EXTENDED SOUTH, WITH THE NORTH LINE, EXTENDED EAST, OF EAST RANDOLPH STREET; AND THENCE SOUTH ALONG SAID EAST LINE OF NORTH COLUMBUS DRIVE, A DISTANCE OF 23.222 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

A PARCEL OF LAND, BEING A PART OF THE LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, BEING THE WHOLE OF THE SOUTHWEST FRACTIONAL 1/4 OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, WHICH PARCEL OF LAND IS BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING ON THE EAST LINE OF NORTH COLUMBUS DRIVE (AS SAID NORTH COLUMBUS DRIVE WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN THE RECORDER'S OFFICE OF COOK COUNTY, ILLINOIS ON THE FIFTH DAY OF JUNE, 1972, AS DOCUMENT NUMBER 21925615) AT A POINT WHICH IS 768.878 FEET, MEASURED ALONG SAID EAST LINE, NORTH FROM THE POINT OF INTERSECTION OF SAID EAST LINE, EXTENDED SOUTH, WITH THE NORTH LINE, EXTENDED EAST, OF EAST RANDOLPH STREET; AND RUNNING THENCE EAST ALONG A LINE PERPENDICULAR TO SAID EAST LINE OF NORTH COLUMBUS DRIVE (SAID PERPENDICULAR LINE BEING ALSO THE NORTH LINE OF THE ARCADE LEVEL PARK AS SAID ARCADE LEVEL PARK IS LOCATED AND DEFINED IN THE AMENDATORY LAKE FRONT ORDINANCE PASSED BY THE CITY COUNCIL OF THE CITY OF CHICAGO ON THE 17TH DAY OF SEPTEMBER, 1969) A DISTANCE OF 160.571 FEET; THENCE NORTH ALONG A LINE PERPENDICULAR TO SAID LAST DESCRIBED COURSE, A DISTANCE OF 163.664 FEET; THENCE WEST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED COURSE, A DISTANCE OF 160.571 FEET TO AN INTERSECTION WITH SAID EAST LINE OF NORTH COLUMBUS DRIVE; AND THENCE SOUTH ALONG SAID EAST LINE OF NORTH COLUMBUS DRIVE, A DISTANCE OF 163.664 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS;

EXCEPTING THEREFROM THE LAND, PROPERTY AND SPACE WITHIN THE BOUNDARIES, PROJECTED VERTICALLY UPWARD AND DOWNWARD FROM THE SURFACE OF THE EARTH, OF THAT PART OF THE LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO BEING THE WHOLE OF THE SOUTHWEST FRACTIONAL 1/4 OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

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BEGINNING ON THE EAST LINE OF NORTH COLUMBUS DRIVE (AS SAID NORTH COLUMBUS DRIVE WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN THE RECORDER'S OFFICE OF COOK COUNTY, ILLINOIS, ON THE 5TH DAY OF JUNE, 1972, AS DOCUMENT NUMBER 21925615) AT A POINT 778.720 FEET MEASURED ALONG SAID EAST LINE, NORTH FROM THE POINT OF INTERSECTION OF SAID EAST LINE, EXTENDED SOUTH, WITH THE NORTH LINE, EXTENDED EAST, OF EAST RANDOLPH STREET, SAID POINT BEING THE POINT OF INTERSECTION OF SAID EAST LINE OF NORTH COLUMBUS DRIVE WITH THE SOUTH LINE OF A CERTAIN STRIP OF LAND, 66 FEET WIDE DEDICATED AND CONVEYED TO THE CITY OF CHICAGO FOR PUBLIC UTILITIES BY PLAT OF DEDICATION BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 20, 1977, AND KNOWN AS TRUST NUMBER 41430, AND ILLINOIS CENTRAL GULF RAILROAD COMPANY, DATED AUGUST 1, 1979, AND RECORDED ON AUGUST 17, 1979, AS DOCUMENT NUMBER 25106271 AND RUNNING THENCE EAST ALONG THE SOUTH LINE OF SAID STRIP OF LAND, SAID SOUTH LINE BEING PERPENDICULAR TO SAID EAST LINE OF NORTH COLUMBUS DRIVE, A DISTANCE OF 160.571 FEET; THENCE NORTH ALONG A LINE PERPENDICULAR TO THE SOUTH LINE OF SAID STRIP OF LAND, A DISTANCE OF 66.00 FEET TO AN INTERSECTION WITH THE NORTH LINE OF SAID STRIP OF LAND; THENCE WEST ALONG THE NORTH LINE OF SAID STRIP OF LAND, A DISTANCE OF 160.571 FEET TO AN INTERSECTION WITH SAID EAST LINE OF NORTH COLUMBUS DRIVE; AND THENCE SOUTH ALONG SAID EAST LINE OF NORTH COLUMBUS DRIVE, A DISTANCE OF 66 FEET TO THE POINT OF BEGINNING; AND LYING BELOW AND EXTENDING DOWNWARD FROM THE FOLLOWING DESCRIBED ABUTTING INCLINED AND HORIZONTAL PLANES FORMING THE UPPER SURFACE OF SAID LAND, PROPERTY AND SPACE:

(1) AN INCLINED PLANE RISING FROM AN ELEVATION OF 19.80 FEET ABOVE CHICAGO CITY DATUM ALONG SAID EAST LINE OF NORTH COLUMBUS DRIVE TO AN ELEVATION OF 20.80 FEET ABOVE CHICAGO CITY DATUM ALONG A LINE 25.74 FEET EAST FROM AND PARALLEL WITH SAID EAST LINE OF NORTH COLUMBUS DRIVE, AND (2) A HORIZONTAL PLANE EXTENDING EASTWARDLY OVER THE REMAINDER OF SAID LAND, PROPERTY AND SPACE AT AN ELEVATION OF 20.80 FEET ABOVE CHICAGO CITY DATUM.

PARCEL 3:

PERPETUAL AND EXCLUSIVE EASEMENTS CREATED BY GRANT OF EASEMENTS DATED OCTOBER 20, 1977, AND RECORDED JANUARY 10, 1978, AS DOCUMENT NUMBER 24278999, AS AMENDED BY INSTRUMENT DATED AUGUST 1, 1979, AND RECORDED ON AUGUST 17, 1979, AS DOCUMENT NUMBER 25106271, FOR THE BENEFIT OF PARCELS 1 AND 2, TO PLACE, MAINTAIN, REPAIR AND REPLACE STRUCTURE FOUNDATIONS AND SUPPORTS IN THE LAND DESCRIBED AS FOLLOWS:

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THE LAND, PROPERTY AND SPACE LYING WITHIN THE BOUNDARIES, PROJECTED VERTICALLY UPWARD AND DOWNWARD FROM THE SURFACE OF THE EARTH, OF THAT PART OF THE LANDS LYING EAST OF AND ADJOINING FORT DEARBORN ADDITION TO CHICAGO, BEING THE WHOLE OF THE SOUTHWEST FRACTIONAL 1/4 OF SECTION 10, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING ON THE EAST LINE OF NORTH COLUMBUS DRIVE (AS SAID NORTH COLUMBUS DRIVE WAS DEDICATED AND CONVEYED TO THE CITY OF CHICAGO BY INSTRUMENT RECORDED IN THE RECORDER'S OFFICE OF COOK COUNTY, ILLINOIS ON THE FIFTH DAY OF JUNE, 1972, AS DOCUMENT NUMBER 21925615) AT A POINT 778.720 FEET, MEASURED ALONG SAID EAST LINE, NORTH FROM THE POINT OF INTERSECTION OF SAID EAST LINE, EXTENDED SOUTH, WITH THE NORTH LINE EXTENDED EAST, OF EAST RANDOLPH STREET, SAID POINT BEING THE POINT OF INTERSECTION OF SAID EAST LINE OF NORTH COLUMBUS DRIVE WITH THE SOUTH LINE OF A CERTAIN STRIP OF LAND, 66 FEET WIDE, DEDICATED AND CONVEYED TO THE CITY OF CHICAGO FOR PUBLIC UTILITIES BY PLAT OF DEDICATION MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 20, 1977, AND KNOWN AS TRUST NUMBER 41430, AND ILLINOIS CENTRAL GULF RAILROAD COMPANY DATED AUGUST 1, 1979, AND RECORDED ON AUGUST 17, 1979, AS DOCUMENT NUMBER 25106271; AND RUNNING THENCE EAST ALONG THE SOUTH LINE OF SAID STRIP OF LAND, SAID SOUTH LINE BEING PERPENDICULAR TO SAID EAST LINE OF NORTH COLUMBUS DRIVE, A DISTANCE OF 160.571 FEET; THENCE NORTH ALONG A LINE PERPENDICULAR TO THE SOUTH LINE OF SAID STRIP OF LAND, A DISTANCE OF 66.00 FEET TO AN INTERSECTION WITH THE NORTH LINE OF SAID STRIP OF LAND; THENCE WEST ALONG THE NORTH LINE OF SAID STRIP OF LAND, A DISTANCE OF 160.571 FEET TO AN INTERSECTION WITH SAID EAST LINE OF NORTH COLUMBUS DRIVE; AND THENCE SOUTH ALONG SAID EAST LINE OF NORTH COLUMBUS DRIVE, A DISTANCE OF 66 FEET TO THE POINT OF BEGINNING; AND LYING BELOW AND EXTENDED DOWNWARD FROM THE FOLLOWING DESCRIBED ABUTTING INCLINED AND HORIZONTAL PLANES FORMING THE UPPER SURFACE OF SAID LAND, PROPERTY AND SPACE:

(1) AN INCLINED PLANE RISING FROM AN ELEVATION OF 19.80 FEET ABOVE CHICAGO CITY DATUM ALONG SAID EAST LINE OF NORTH COLUMBUS DRIVE TO AN ELEVATION OF 20.80 FEET ABOVE CHICAGO CITY DATUM ALONG A LINE 25.74 FEET EAST FROM AND PARALLEL WITH SAID EAST LINE OF NORTH COLUMBUS DRIVE; AND (2) A HORIZONTAL PLANE EXTENDED EASTWARDLY OVER THE REMAINDER OF SAID LAND, PROPERTY AND SPACE AT AN ELEVATION OF 20.80 FEET ABOVE CHICAGO CITY DATUM, IN COOK COUNTY, ILLINOIS.

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PARCEL 4:

RESERVATION OF PERPETUAL EASEMENT IN THE PLAT OF DEDICATION TO THE CITY OF CHICAGO MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 20, 1977, AND KNOWN AS TRUST NUMBER 41430, DATED AUGUST 1, 1979, AND RECORDED ON AUGUST 17, 1979, AS DOCUMENT NUMBER 25106271, FOR THE BENEFIT OF PARCELS 1 AND 2:

TO PLACE, MAINTAIN AND REPAIR (AND TO REPLACE IF DESTROYED) THE COLUMNS AT THE APPROXIMATE LOCATIONS SHOWN THEREON IN PARCELS 1-"A", 1-"D", 1-"E", AND 1-"F" AS SAID PARCELS ARE DESCRIBED IN SAID INSTRUMENT, AS MAY BE NECESSARY TO PROVIDE SUPPORT FOR IMPROVEMENTS NOW OR HEREAFTER CONSTRUCTED.

PARCEL 5:

PERPETUAL EASEMENTS CREATED BY RESERVATIONS IN THE PLAT OF DEDICATION TO THE CITY OF CHICAGO MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 20, 1977 AND KNOWN AS TRUST NUMBER 41430, DATED AUGUST 1, 1979, AND RECORDED ON AUGUST 17, 1979, AS DOCUMENT NUMBER 25106271, FOR THE BENEFIT OF PARCELS 1 AND 2:

(1) TO PLACE, MAINTAIN AND REPAIR (AND TO REPLACE IF DESTROYED) THE CAISSONS AND COLUMNS AT THE APPROXIMATE LOCATIONS SHOWN THEREON IN PARCEL 2, AS SAID PARCEL IS DESCRIBED IN SAID INSTRUMENT;

(2) TO USE THE RIGHT OF WAY THEREIN CONVEYED FOR VEHICULAR INGRESS TO AND EGRESS FROM THOSE PARTS OF PARCEL 1, AS SAID PARCEL IS DESCRIBED IN SAID INSTRUMENT, ADJOINING SAID RIGHT OF WAY.

PARCEL 6:

EASEMENT CREATED BY GRANT OF AIR RIGHTS EASEMENT FROM THE CITY OF CHICAGO TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 20, 1977, AND KNOWN AS TRUST NUMBER 41430, DATED NOVEMBER 28, 1979, AND RECORDED DECEMBER 10, 1979, AS DOCUMENT NUMBER 25275362, FOR THE BENEFIT OF PARCELS 1 AND 2:

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(1) FOR AIR RIGHTS FOR A PEDESTRIAN BRIDGE AT THE FOLLOWING LOCATION:

AN AREA 18 FEET WIDE EXTENDING 110 FEET ACROSS NORTH COLUMBUS DRIVE, THE CENTER LINE OF WHICH EXTENDS FROM A POINT ON THE EAST LINE OF NORTH COLUMBUS DRIVE WHICH POINT IS 184.843 FEET, MEASURED ALONG SAID EAST LINE, NORTH FROM THE SOUTHWEST CORNER OF THE EAST TRACT, AS SAID TRACT IS DESCRIBED IN SAID INSTRUMENT, TO A POINT ON THE WEST LINE OF NORTH COLUMBUS DRIVE WHICH POINT IS 96.001 FEET, MEASURED ALONG SAID WEST LINE, NORTH FROM THE INTERSECTION OF SAID LINE WITH THE SOUTH LINE EXTENDED EAST OF THE WEST TRACT, AS SAID TRACT IS DESCRIBED IN SAID INSTRUMENT, AND HAVING UPPER PLANES BELOW UPPER LEVEL NORTH COLUMBUS DRIVE, AS SUCH UPPER LEVEL IS CONSTRUCTED PURSUANT TO THE 1969 ORDINANCE, AS SAID ORDINANCE IS DEFINED IN SAID INSTRUMENT, AND LOWER PLANES HAVING A MINIMUM CLEARANCE OF 14.50 FEET ABOVE THE INTERMEDIATE LEVEL ROADWAY OF COLUMBUS DRIVE, AS SUCH INTERMEDIATE LEVEL IS CONSTRUCTED PURSUANT TO THE 1969 ORDINANCE;

(2) TO SUSPEND SAID PEDESTRIAN BRIDGE FROM THE UNDERSIDE OF SAID UPPER LEVEL COLUMBUS DRIVE.

PARCEL 7:

EASEMENT CREATED BY EASEMENT AGREEMENT FOR PEDESTRIAN BRIDGE BETWEEN AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED OCTOBER 20, 1977, AND KNOWN AS TRUST NUMBER 41430, AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST AGREEMENT DATED AUGUST 1, 1977, AND KNOWN AS TRUST NUMBER 40844, AND TRUST AGREEMENT DATED OCTOBER 20, 1977, AND KNOWN AS TRUST NUMBER 41957, DATED JULY 25, 1978, AND RECORDED SEPTEMBER 8, 1978, AS DOCUMENT NUMBER 24619519, FOR THE BENEFIT OF PARCELS 1 AND 2:

(1) TO PERMIT TENANTS AND INVITEES TO USE THE PEDESTRIAN BRIDGE DESCRIBED IN PARCEL 6 ABOVE FOR INGRESS TO AND EGRESS FROM THE CONCOURSE LEVEL OF THE BUILDING ON THE WEST TRACT AS DESCRIBED IN EXHIBIT "B" OF SAID INSTRUMENT;

(2) TO PERMIT SUCH TENANTS AND INVITEES TO USE THE WEST CONCOURSE FOR INGRESS TO AND EGRESS FROM SAID PEDESTRIAN BRIDGE;

(3) TO CONNECT SAID PEDESTRIAN BRIDGE WITH THE WEST CONCOURSE ON THE WEST TRACT; AND

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(4) EXCLUSIVE RIGHT TO PLACE SIGNS AND DISPLAYS IN SAID PEDESTRIAN BRIDGE. ALL OF SAID PARCELS BEING IN COOK COUNTY, ILLINOIS.

Commonly known as:         303 East Wacker Drive
Chicago, Illinois 60601

P.I.N.s:         17-10-318-001-0000
17-10-318-002-0000

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